Exhibit 2.1

MEMBERSHIP INTERESTS CONTRIBUTIONS AGREEMENT

among

MPLX LOGISTICS HOLDINGS LLC,

MPLX HOLDINGS INC.,

MPLX GP LLC,

MPLX LP,

and,

MPC INVESTMENT LLC.

Dated March 1, 2017

MEMBERSHIP INTERESTS CONTRIBUTIONS AGREEMENT
THIS MEMBERSHIP INTERESTS CONTRIBUTIONS AGREEMENT (the “Agreement”) is entered into on March 1, 2017, by and among MPLX Logistics Holdings LLC, a Delaware limited liability company (“Logistics”), MPLX Holdings, Inc., a Delaware corporation (“Holdings”), MPLX GP LLC, a Delaware limited liability company (“MPLX GP”), MPLX LP, a Delaware limited partnership (“MPLX”), and MPC Investment LLC, a Delaware limited liability company (“MPCI” and, collectively with Logistics, Holdings, MPLX GP and MPLX, the “Parties” and each individually a “Party”).
WITNESS:
WHEREAS, as of the date of this Agreement, MPCI is the owner and holder of record of all of the outstanding limited liability company membership interests in Hardin Street Transportation LLC, a Delaware limited liability company (“Hardin”);
WHEREAS, immediately prior to the Effective Time, MPCI will contribute to Logistics, which is a wholly owned subsidiary of MPCI, limited liability company membership interests in Hardin representing nineteen and eighty-nine one hundredths percent (19.89%) of the total outstanding limited liability company membership interests of Hardin (the “Logistics Hardin Membership Interests”);
WHEREAS, immediately prior to the Effective Time, MPCI will contribute to Holdings, which is a wholly owned subsidiary of MPCI, limited liability company membership interests in Hardin representing eight and fifty-six one hundredths percent (8.56%) of the total outstanding limited liability company membership interests of Hardin (the “Holdings Hardin Membership Interests”);

WHEREAS, immediately prior to the Effective Time, MPCI will contribute to MPLX GP, which is a wholly owned subsidiary of MPCI, limited liability company membership interests in Hardin, representing seventy-one and fifty-five one hundredths percent (71.55%) of the total outstanding limited liability company membership interests of Hardin (the “MPLX GP Hardin Membership Interests”);

WHEREAS, as of the date of this Agreement, MPCI is the owner and holder of record of all of the outstanding limited liability company membership interests in Woodhaven Cavern LLC, a Delaware limited liability company (“Woodhaven”);

WHEREAS, immediately prior to the Effective Time, MPCI will contribute to Logistics limited liability company membership interests in Woodhaven representing nineteen and eighty-nine one hundredths percent (19.89%) of the total outstanding limited liability company membership interests of Woodhaven (the “Logistics Woodhaven Membership Interests”);

WHEREAS, immediately prior to the Effective Time, MPCI will contribute to Holdings limited liability company membership interests in Woodhaven representing eight and fifty-six one hundredths percent (8.56%) of the total outstanding limited liability company membership interests of Woodhaven (the “Holdings Woodhaven Membership Interests”);

WHEREAS, immediately prior to the Effective Time, MPCI will contribute to MPLX GP limited liability company membership interest in Woodhaven, representing seventy-one and fifty-five one hundredths percent (71.55%) of the total outstanding limited liability company membership interests of Woodhaven (the “MPLX GP Woodhaven Membership Interests”);

WHEREAS, as of the date of this Agreement, MPCI is the owner and holder of record of all of the outstanding limited liability company membership interests in MPLX Terminals LLC, a Delaware limited liability company (“Terminals”);

WHEREAS, immediately prior to the Effective Time, MPCI will contribute to Logistics limited liability company membership interests in Terminals representing nineteen and eighty-nine one hundredths percent (19.89%) of the total outstanding limited liability company membership interests of Terminals (the “Logistics Terminals Membership Interests”);

WHEREAS, immediately prior to the Effective Time, MPCI will contribute to Holdings limited liability company membership interests in Terminals representing eight and fifty-six one hundredths percent (8.56%) of the total outstanding limited liability company membership interests of Terminals (the “Holdings Terminals Membership Interests”);

WHEREAS, immediately prior to the Effective Time, MPCI will contribute to MPLX GP limited liability company membership interests in Terminals, representing seventy-one and fifty-five one hundredths percent (71.55%) of the total outstanding limited liability company membership interests of Terminals (the “MPLX GP Terminals Membership Interests”);

WHEREAS, on February 10, 2017, MPLX issued senior notes, borrowing money, a portion of which is equal to or in excess of the Cash Consideration (as defined herein), MPLX has deposited and traced such amounts in specific accounts since February 10, 2017 (the “Partnership Debt”);

WHEREAS, it is contemplated by MPC, MPCI and MPLX that the fuels distributions services provided by MPCI in connection with the Terminals Business, as well as additional assets, will be sold/contributed in conjunction with an exchange of MPC’s economic interests in MPLX GP, including incentive distribution rights, for newly issued MPLX Common Units at a later date;

WHEREAS, Logistics is willing and desires to contribute to MPLX and MPLX is willing to accept from Logistics, the Logistics Membership Interests on the terms and conditions set out below;

WHEREAS, Holdings is willing and desires to contribute to MPLX and MPLX is willing to accept from Holdings, the Holdings Membership Interests on the terms and conditions set out below;

WHEREAS, MPLX GP is willing and desires to contribute to MPLX and MPLX is willing to and accepts from MPLX GP, the MPLX GP Membership Interests on the terms and conditions set out below; and

WHEREAS, the Parties are willing to make the representations, warranties and covenants and to provide the consideration described in this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual representations, warranties and covenants in this Agreement, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

1.1    Capitalized terms used in this Agreement have the meanings and are subject to the rules of construction set forth in Appendix A.

ARTICLE 2
CONTRIBUTIONS

2.1    MPCI Contributions to Logistics. Immediately prior to the Effective Time and further subject to the terms and conditions provided for in this Agreement, MPCI agrees to contribute the Logistics Membership Interests to Logistics.
2.2    MPCI Contributions to Holdings. Immediately prior to the Effective Time and further subject to the terms and conditions provided for in this Agreement, MPCI agrees to contribute the Holdings Membership Interests to Holdings.
2.3    MPCI Contributions to MPLX GP. Immediately prior to the Effective Time and further subject to the terms and conditions provided for in this Agreement, MPCI agrees to contribute the MPLX GP Membership Interests to MPLX GP.
2.4    Contribution of the Logistics Membership Interests to MPLX. Subject to the terms and conditions provided for in this Agreement, Logistics agrees to contribute, grant, bargain, convey, assign, transfer, set over and deliver to MPLX, its successors and assigns, for its and their own use forever, all of Logistics’ right, title and interest in and to the Logistics Membership Interests.
2.5    Contribution of the Holdings Membership Interests to MPLX. Subject to the terms and conditions provided for in this Agreement, Holdings agrees to contribute, grant, bargain, convey, assign, transfer, set over and deliver to MPLX, its successors and assigns, for its and their own use forever, all of Holdings’ right, title and interest in and to the Holdings Membership Interests.
2.6    Contribution of the MPLX GP Membership Interests to MPLX. Subject to the terms and conditions provided for in this Agreement MPLX GP agrees to contribute, grant, bargain, convey, assign, transfer, set over and deliver to MPLX, its successors and assigns, for its and their own use forever, all of MPLX GP’s right, title and interest in and to the MPLX GP Membership Interests.
ARTICLE 3
CONSIDERATION

3.1    Logistics Consideration. In consideration of the contribution by Logistics described in Section 2.4 and subject to the terms and conditions provided for in this Agreement, MPLX agrees to (a) issue to Logistics, 2,630,427 Common Units, (the “Logistics Issued Units”) and (b) distribute to Logistics $300,587,625 funded from the Partnership Debt (the “Logistics Cash Consideration”). For the avoidance of doubt, the foregoing number of Common Units was determined by dividing $100,195,875 by the simple average of the ten day trailing volume weighted average NYSE price of a Common Unit for the ten trading days ending at market close on February 28, 2017.
3.2    Holdings Consideration. In consideration of the contribution by Holdings described in Section 2.5 and subject to the terms and conditions provided for in this Agreement, MPLX agrees to (a) issue to Holdings, 1,132,049 Common Units, (the “Holdings Issued Units”) and (b) distribute to Holdings $129,363,000 funded from the Partnership Debt (the “Holdings Cash Consideration”). For the avoidance of doubt, the foregoing number of Common Units was determined by dividing $43,121,000 by the simple average of the ten day trailing volume weighted average NYSE price of a Common Unit for the ten trading days ending at market close on February 28, 2017.
3.3    MPLX GP Consideration. In consideration of the contribution by MPLX GP described in Section 2.6 and subject to the terms and conditions provided for in this Agreement, MPLX agrees to (a) issue to MPLX GP, 264,497 GP Units (the “MPLX GP Issued GP Units”) and 9,197,900 Common Units (the “MPLX GP Issued Common Units” and, collectively with the MPLX GP Issued GP Units, the “MPLX GP Issued Units” and, together with the Logistics Issued Units and Holdings Issued Units, the “Issued Units”) and (b) distribute to MPLX GP $1,081,299,375 funded from the Partnership Debt (the “MPLX GP Cash Consideration” and, together with the Logistics Cash Consideration and the Holdings Cash Consideration, the “Cash Consideration” ($1,511,250,000 in the aggregate)). For the avoidance of doubt, (i) the foregoing number of GP Units was determined by dividing $10,075,000 by the simple average of the ten day trailing volume weighted average NYSE price of a Common Unit for the ten trading days ending at market close on February 28, 2017; and (ii) the foregoing number of Common Units was determined by dividing $350,358,125 by the simple average of the ten day trailing volume weighted average NYSE price of a Common Unit for the ten trading days ending at market close on February 28, 2017.
3.4    Waiver of Certain First Quarter Distributions. Logistics, Holdings and MPLX GP further agree that:
(a)     each of Logistics, Holdings and MPLX GP hereby waive any right to, will not be entitled to, and will not receive, two thirds (2/3) of a cash distribution pursuant to Section 6.4 of the MPLX Partnership Agreement relating to the quarter ended March 31, 2017 in respect of the Logistics Issued Units, the Holdings Issued Units and the MPLX GP Issued Common Units, as applicable; and
(b)     neither the Logistics Issued Units, the Holdings Issued Units, the MPLX GP Issued Common Units nor any interest therein shall be transferable by Logistics, Holdings or MPLX GP, except for transfers to affiliated entities of Logistics, Holdings or MPLX GP, as applicable, until such time as MPLX GP determines, based on advice of counsel, that each Common Unit comprising part of the Logistics Issued Units, the Holdings Issued Units or the MPLX GP Issued Common Units should have, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of an Initial Common Unit (as defined in the MPLX Partnership Agreement). In connection with the condition imposed by this Section 3.4(b), MPLX GP may take whatever steps are required to provide economic uniformity to each Common Unit comprising part of the Logistics Issued Units, the Holdings Issued Units and the MPLX GP Issued Common Units, including the application of Section 6.1(d)(x)(D) of the MPLX Partnership Agreement. For the avoidance of doubt, such determination by MPLX GP may occur at any time following the Closing.
In addition, for the avoidance of doubt, the Parties agree that the waiver set forth in Section 3.4(a) above shall be effected by MPLX GP determining “Available Cash” under the MPLX Partnership Agreement as an amount that excludes the amount that would otherwise have been distributed to the Logistics Issued Units, the Holdings Issued Units and the MPLX GP Issued Common Units, as applicable, and distributing such “Available Cash” such that the amounts distributed in respect of the general partner interest and the incentive distribution rights in MPLX are proportionately less than the amounts that would have been distributed in respect of such interests had such waiver not been in place.
ARTICLE 4
INDEMNIFICATION

4.1    Indemnification by MPCI, Logistics, Holdings and MPLX GP.

(a)    Subject to Section 4.3, from and after the Closing Date, each of MPCI, Logistics and Holdings shall, jointly and severally, indemnify, defend and hold harmless, MPLX, and any other of MPLX’s Affiliates and its and their respective directors, members, officers, employees, and representatives (the “MPLX Indemnitees”), from and against any losses, liabilities, liens, encumbrances, costs, damages, deficiencies, diminution in value, judgments, demands, suits, assessments, charges, fines, penalties, or expenses (including reasonable attorneys’ fees and other costs of litigation) (“Losses”) actually suffered or incurred by any of them resulting from, related to, or arising out of (i) the breach of any representation or warranty of MPCI, Logistics or Holdings contained in this Agreement, in any Exhibit or Appendix to this Agreement, or in any document, instrument, agreement or certificate delivered under this Agreement; (ii) the breach of any covenant or agreement of MPCI, Logistics or Holdings contained in this Agreement, in any Exhibit or Appendix to this Agreement, or in any document, instrument, agreement or certificate delivered under this Agreement; or (iii) any Pre-Closing Liabilities.

(b) Subject to Section 4.3, from and after the Closing Date, MPLX GP will indemnify, defend and hold harmless the MPLX Indemnitees from and against any Losses actually suffered or incurred by any of them resulting from, related to, or arising out of (i) the breach of any representation, warranty or covenant of MPLX GP contained in this Agreement, in any Exhibit or Appendix to this Agreement or in any document, instrument, agreement or certificate delivered under this Agreement or (ii) the breach of any covenant or agreement of MPLX GP contained in this Agreement, in any Exhibit or Appendix to this Agreement, or in any document, instrument, agreement or certificate delivered under this Agreement.

(c)     Solely for the purpose of indemnification pursuant to Sections 4.1(a)(i) or 4.1(b)(i), the representations and warranties of each of MPCI, Logistics, Holdings and MPLX GP in this Agreement shall be deemed to have been made without regard to any materiality or Material Adverse Effect qualifiers.

4.2    Indemnification by MPLX. Subject to Section 4.3, from and after the Closing Date, MPLX will indemnify, defend and hold harmless MPCI, Logistics, Holdings, MPLX GP, each of their respective Affiliates and each of their respective Affiliates’ directors, members, officers, employees, and representatives (the “MPCI Indemnitees”), from and against any Losses actually suffered or incurred by any of them resulting from, related to, or arising out of (i) the breach of any representation, warranty or covenant of MPLX contained in this Agreement, in any Exhibit or Appendix to this Agreement, or in any document, instrument, agreement or certificate delivered under this Agreement, or (ii) any Post-Closing Liabilities.

4.3    Limitations on Indemnities.

(a)     Subject to the limitations and other provisions of this Agreement, the representations and warranties of the Parties hereto contained in this Agreement and the covenants and agreements of the Parties hereto contained herein required to be fully performed on or before the Closing shall survive for a period of two (2) years from the Closing Date, except for (i) the representations and warranties contained in Sections 5.1, 5.2, 5.3, 5.7, 5.9, 5.10, 5.11, 5.12, 5.15, 5.26, 7.1, 7.2, 7.3, 8.1, 8.2, 8.3, 10.1, 10.2, and 10.3 (collectively, the “Fundamental Representations”), which shall survive for a period of four (4) years from the Closing Date; (ii) the representations and warranties contained in Section 5.18 (Environmental Matters), which shall survive for a period of six (6) years from the Closing Date; and (iii) the representations and warranties contained in Section 5.19 (Taxes), which shall survive until the date that is sixty (60) days after the expiration of the applicable statutes of limitations (including all periods of extension and tolling). Each covenant and agreement of the Parties in this Agreement which by its terms requires performance after the Closing Date shall survive the Closing and shall remain in full force and effect until such covenant or agreement is fully performed. If a notice of a claim for indemnification under this Article 4 has been timely given in accordance with this Agreement prior to the expiration of the applicable survival period for the applicable representation, warranty or covenant, then the applicable representation, warranty or covenant shall survive as to such claim, until such claim has been finally resolved.

(b)     To the extent the MPLX Indemnitees are entitled to indemnification for Losses pursuant to Sections 4.1(a)(i) or 4.1(b)(i) (but not including Losses for breaches of Fundamental Representations or the representations and warranties contained in Section 5.19), MPCI, Logistics, Holdings and MPLX GP shall not be liable for those Losses unless the aggregate amount of such Losses exceeds the Deductible, and then only to the extent of any such excess; provided, however, the aggregate liability to the MPLX Indemnitees pursuant to such Sections (but not including Losses for breaches of Fundamental Representations or the representations and warranties contained in Section 5.19) shall not exceed the Cap. The maximum aggregate liability of MPCI, Logistics, Holdings and MPLX GP for Losses under Section 4.1 shall be the Total Value.

(c)     NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, NO PARTY HERETO SHALL BE ENTITLED TO RECOVER FROM ANY OTHER PARTY HERETO ANY AMOUNT IN RESPECT OF EXEMPLARY, PUNITIVE, REMOTE OR SPECULATIVE DAMAGES, EXCEPT, IN EACH CASE, TO THE EXTENT SUCH DAMAGES ARE PAID TO AN UNAFFILIATED THIRD PARTY. ALL RELEASES, DISCLAIMERS, LIMITATIONS ON LIABILITY AND INDEMNITIES IN THIS AGREEMENT, INCLUDING THOSE IN THIS ARTICLE 4, SHALL APPLY EVEN IN THE EVENT OF THE SOLE, JOINT, AND/OR CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE, STRICT LIABILITY OR FAULT OF THE PARTY WHOSE LIABILITY IS RELEASED, DISCLAIMED, LIMITED OR INDEMNIFIED (EXCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT).

4.4    Indemnification Procedures. A MPCI Indemnitee or MPLX Indemnitee, as the case may be (for purposes of this Section 4.4, an “Indemnified Party”), shall give the indemnifying party under Section 4.1 or Section 4.2, as applicable (for purposes of this Section 4.4, an “Indemnifying Party”), prompt written notice of any matter which it has determined has given or could give rise to a right of indemnification under this Agreement that does not involve a third party, stating the amount of the Loss, if known, and method of computation thereof, containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from its obligations under this Article 4 except to the extent the Indemnifying Party is prejudiced by such failure; provided, further, that any MPLX Indemnitee may give notice of any claim for indemnification under this Article 4 solely to MPCI, as representative of Logistics, Holdings and/or MPLX GP. With respect to a claim for indemnification involving a claim by a third party, the procedures with respect to indemnification shall be governed by the terms of Exhibit 1.

4.5    Tax Indemnification. With the exception of a breach or inaccuracy of the representations and warranties of MPCI contained in Section 5.19, nothing in this Article 4 shall apply to liability with respect to Taxes, the liability with respect to which shall be as set forth in Sections 12.2, 12.3, 12.4 and 12.5.

4.6    Additional Matters. The representations, warranties and covenants of an Indemnifying Party, and an Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of such Indemnified Party or by reason of the fact that such Indemnified Party or any of its Affiliates, advisors or representatives knew or should have known that any such representation or warranty is, was or might be inaccurate.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF MPCI

MPCI represents and warrants as of the date hereof and as of the Closing Date as follows:

5.1    MPCI Membership Interests. Immediately before the Effective Time, MPCI will own (or have owned, as applicable) the Membership Interests free and clear of all Liens (other than restrictions (including restrictions on transfer), if any, imposed by the LLC Agreements or applicable federal securities law) and will contribute (or have contributed, as applicable) all right, title and interest in and to the Logistics Membership Interests, the Holdings Membership Interests and the MPLX GP Membership Interests to Logistics, Holdings and MPLX GP, respectively, free and clear of all such Liens as contemplated by Sections 2.1, 2.2 and 2.3, respectively. The Membership Interests are validly issued, fully paid, and non-assessable. MPCI is not in breach or default under the terms of the LLC Agreements.

5.2    Organization of MPCI. MPCI is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to conduct business in each jurisdiction where the nature of its business or the ownership of its properties require it to be qualified, except where the failure to be so qualified would not constitute a Material Adverse Effect.

5.3    Authority and Action. MPCI has the limited liability company power and authority to enter into this Agreement and to perform all of its obligations and consummate the transactions contemplated hereby. MPCI has taken all necessary and appropriate limited liability company actions to authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by MPCI and this Agreement is, and each agreement and instrument to be executed and delivered by MPCI pursuant hereto will be when so executed and delivered, a valid and binding obligation of MPCI enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

5.4    Consents.

(a)     No consent, approval, license, permit, order, waiver, or authorization of, or registration, declaration, or filing with, any Governmental Authority or other person or entity is required to be obtained or made by or with respect to Hardin, the Hardin Assets or the Hardin Business in connection with: (i) the execution, delivery, and performance of this Agreement (or any related instrument or agreement), or the consummation of the transactions contemplated hereby and thereby; (ii) the enforcement against MPCI, Logistics, Holdings or MPLX GP of their obligations hereunder and thereunder; or (iii) following the Closing, the ownership and operation of the Hardin Assets or the conduct of the Hardin Business; except, in each case, as would not, individually or in the aggregate, constitute a Material Adverse Effect or as required under the HSR Act.

(b)     No consent, approval, license, permit, order, waiver, or authorization of, or registration, declaration, or filing with, any Governmental Authority or other person or entity is required to be obtained or made by or with respect to Woodhaven, the Woodhaven Assets or the Woodhaven Business in connection with: (i) the execution, delivery, and performance of this Agreement (or any related instrument or agreement), or the consummation of the transactions contemplated hereby and thereby; (ii) the enforcement against MPCI, Logistics, Holdings or MPLX GP of their obligations hereunder and thereunder; or (iii) following the Closing, the ownership and operation of the Woodhaven Assets or the conduct of the Woodhaven Business; except, in each case, as would not, individually or in the aggregate, constitute a Material Adverse Effect or as required under the HSR Act.

(c)     No consent, approval, license, permit, order, waiver, or authorization of, or registration, declaration, or filing with, any Governmental Authority or other person or entity is required to be obtained or made by or with respect to Terminals, the Terminals Assets or the Terminals Business in connection with: (i) the execution, delivery, and performance of this Agreement (or any related instrument or agreement), or the consummation of the transactions contemplated hereby and thereby; (ii) the enforcement against MPCI, Logistics, Holdings or MPLX GP of their obligations hereunder and thereunder; or (iii) following the Closing, the ownership and operation of the Terminals Assets or the conduct of the Terminals Business; except, in each case, as would not, individually or in the aggregate, constitute a Material Adverse Effect or as required under the HSR Act.

5.5    No Violation. The execution and delivery of this Agreement (or any related instrument or agreement) by MPCI does not, and the consummation of the transactions contemplated hereby and the performance by MPCI of the obligations that it is obligated to perform hereunder do not, and at the Closing will not: (i) violate any provision of the organizational documents of MPCI, Hardin, Woodhaven or Terminals; (ii) violate, or result in the violation of or acceleration of, or entitle any party to accelerate any obligation or indebtedness under, or result in the imposition of any Lien upon the Membership Interests pursuant to any Lien, Permit, agreement or other instrument to which MPCI, Hardin, Woodhaven or Terminals is a party, or by which MPCI, Hardin, Woodhaven, Terminals or any of their Affiliates or assets are bound; (iii) contravene or violate any municipal, state or federal ordinance, law, rule, regulation, judgment, order, writ, injunction, or decree in any material respect; or (iv) violate in any material respect the terms of or operate as a default under any Material Contract.

5.6    Compliance. MPCI’s ownership of the Membership Interests and Hardin’s operation of the Hardin Business, Woodhaven’s operation of the Woodhaven Business and Terminal’s operation of the Terminals Business are and have been in compliance with all applicable federal, state and local laws, rules, regulations and orders except to the extent that the failure to be in compliance would not constitute a Material Adverse Effect; and MPCI has not received notice from any Governmental Authority asserting any act of material non-compliance that has not been resolved.

5.7    Information.

(a)     To the best of MPCI’s knowledge, this Agreement (and all related documents) does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein not misleading and MPCI has not intentionally withheld disclosure from the Conflicts Committee of any fact that would constitute a Material Adverse Effect.

(b)     The projections and budgets provided to the Conflicts Committee (including those provided to the Financial Advisor) as part of the Conflicts Committee’s review in connection with this Agreement have a reasonable basis, were prepared in good faith and are consistent with MPCI’s (and its applicable Affiliates’) management’s current expectations, which it believes are reasonable. The other financial and operational information provided to the Financial Advisor as part of its review of the proposed transaction for the Conflicts Committee is derived from and is consistent in all material respects with MPCI’s (and its applicable Affiliates’) books and records.

5.8    Claims. There is no suit, action, claim, arbitration, administrative, legal or other proceeding or governmental investigation pending or, to MPCI’s knowledge, threatened against MPCI, Hardin, Woodhaven, or Terminals affecting MPCI’s title to the MPCI Membership Interests or that would otherwise constitute a Material Adverse Effect.

5.9    Brokers. Neither MPCI nor any of its Affiliates has incurred any liability, contingent or otherwise, for any brokerage fee, commission or financial advisory fee in connection with the transactions contemplated by this Agreement for which Hardin, Woodhaven, Terminals, MPLX or any of their respective Affiliates will be liable.

5.10    Organization and Capitalization of Hardin.

(a)     Hardin is a Delaware limited liability company formed on May 22, 2014. Hardin has never owned, and does not own, any assets of any kind or character other than those relating to the ownership and/or operation of the Hardin Business. Hardin has never had, and has no, liabilities or obligations of any kind or character other than those arising out of the ownership and/or operation of the Hardin Business. Hardin is duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to conduct the Hardin Business in each jurisdiction where the nature of the Hardin Business or the ownership of its properties require it to be qualified.

(b)     Except for the Hardin Membership Interests, all of which are owned by MPCI, none of the following are issued, reserved for issuance, or outstanding:

(i) Equity Interests of Hardin;

(ii)     interests convertible into, or exchangeable or exercisable for Equity Interests of Hardin; or

(iii)     options, warrants, calls, rights, commitments or Contracts to which Hardin is party or by which Hardin is bound, in any case obligating Hardin to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, Equity Interests of Hardin, or obligating Hardin to grant, extend or enter into any such option, warrant, call, right, commitment or Contract.

(c)     The Hardin Membership Interests are duly authorized, validly issued, fully paid (to the extent required by the Hardin LLC Agreement) and, subject to the Laws of the State of Delaware, non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act) and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right or other similar right.

(d)     There are no outstanding bonds, debentures, notes or other instruments or evidence of indebtedness of Hardin having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote).

(e)     Hardin has no subsidiaries, and owns no Equity Interests in any Person.

5.11    Organization and Capitalization of Woodhaven.

(a)     Woodhaven is a Delaware limited liability company formed on June 13, 2014. Woodhaven has never owned, and does not own, any assets of any kind or character other than those relating to the ownership and/or operation of the Woodhaven Business. Woodhaven has never had, and has no, liabilities or obligations of any kind or character other than those arising out of the ownership and/or operation of the Woodhaven Business. Woodhaven is duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to conduct the Woodhaven Business in each jurisdiction where the nature of the Woodhaven Business or the ownership of its properties require it to be qualified.

(b)     Except for the Woodhaven Membership Interests, all of which are owned by MPCI, none of the following are issued, reserved for issuance, or outstanding:

(i) Equity Interests of Woodhaven;

(ii)     interests convertible into, or exchangeable or exercisable for Equity Interests of Woodhaven; or

(iii)     options, warrants, calls, rights, commitments or Contracts to which Woodhaven is party or by which Woodhaven is bound, in any case obligating Woodhaven to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, Equity Interests of Woodhaven, or obligating Woodhaven to grant, extend or enter into any such option, warrant, call, right, commitment or Contract.

(c)     The Woodhaven Membership Interests are duly authorized, validly issued, fully paid (to the extent required by the Woodhaven LLC Agreement) and, subject to the Laws of the State of Delaware, non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act) and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right or other similar right.

(d)     There are no outstanding bonds, debentures, notes or other instruments or evidence of indebtedness of Woodhaven having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote).

(e)     Woodhaven has no subsidiaries, and owns no Equity Interests in any Person.

5.12    Organization and Capitalization of Terminals.

(a)     Terminals is a Delaware limited liability company formed on May 22, 2014. Terminals has never owned, and does not own, any assets of any kind or character other than those relating to the ownership and/or operation of the Terminals Business. Terminals has never had, and has no, liabilities or obligations of any kind or character other than those arising out of the ownership and/or operation of the Terminals Business. Terminals is duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to conduct the Terminals Business in each jurisdiction where the nature of the Terminals Business or the ownership of its properties require it to be qualified.

(b)     Except for the Terminals Membership Interests, all of which are owned by MPCI, none of the following are issued, reserved for issuance, or outstanding:

(i) Equity Interests of Terminals;

(ii)     interests convertible into, or exchangeable or exercisable for Equity Interests of Terminals; or

(iii)     options, warrants, calls, rights, commitments or Contracts to which Terminals is party or by which Terminals is bound, in any case obligating Terminals to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, Equity Interests of Terminals, or obligating Terminals to grant, extend or enter into any such option, warrant, call, right, commitment or Contract.

(c)     The Terminals Membership Interests are duly authorized, validly issued, fully paid (to the extent required by the Terminals LLC Agreement) and, subject to the Laws of the State of Delaware, non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act) and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right or other similar right.

(d)     There are no outstanding bonds, debentures, notes or other instruments or evidence of indebtedness of Terminals having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote).

(e)     Except for the Terminal Subsidiaries, Terminals has no subsidiaries and owns no Equity Interests in any person.

5.13    Compliance.

(a)     To the knowledge of MPCI, the ownership and operation of Hardin and the Hardin Business is and has been in compliance in all material respects with all applicable federal, state and local laws, rules, regulations and orders; and, neither Hardin nor any of its Affiliates have received notice from any Governmental Authority asserting any act of material non-compliance.

(b)     To the knowledge of MPCI, the ownership and operation of Woodhaven and the Woodhaven Business is and has been in compliance in all material respects with all applicable federal, state and local laws, rules, regulations and orders; and, neither Woodhaven nor any of its Affiliates have received notice from any Governmental Authority asserting any act of material non-compliance.

(c)     To the knowledge of MPCI, the ownership and operation of Terminals and the Terminals Business is and has been in compliance in all material respects with all applicable federal, state and local laws, rules, regulations and orders; and, neither Terminals nor any of its Affiliates have received notice from any Governmental Authority asserting any act of material non-compliance.

5.14    Title to Assets.

(a)     Disclosure Schedule 5.14(a) sets forth a true and complete list of the material Hardin Assets other than the Hardin Real Property and the Hardin Material Contracts. Hardin

has good and marketable title to all tangible personal property included in the Hardin Assets, free and clear of all Liens, except Permitted Liens. All tangible personal property included in the Hardin Assets is (i) in the aggregate, in good operating condition and repair (normal wear and tear excepted); (ii) has been maintained in all material respects in accordance with applicable laws and regulations, as well as generally accepted industry practice; and (iii) is sufficient for the purposes for which it is currently being used or held for use. The Hardin Assets constitute all of the assets related to the ownership, use and operation of the Hardin Business and are sufficient to own and operate the Hardin Business after Closing in the manner the Hardin Business was conducted by Hardin prior to the date hereof.

(b)     Disclosure Schedule 5.14(b) sets forth a true and complete list of the material Woodhaven Assets other than the Woodhaven Real Property and the Woodhaven Material Contracts. Woodhaven has good and marketable title to all tangible personal property included in the Woodhaven Assets, free and clear of all Liens, except Permitted Liens. All tangible personal property included in the Woodhaven Assets is (i) in the aggregate, in good operating condition and repair (normal wear and tear excepted); (ii) has been maintained in all material respects in accordance with applicable laws and regulations, as well as generally accepted industry practice; and (iii) is sufficient for the purposes for which it is currently being used or held for use. The Woodhaven Assets constitute all of the assets related to the ownership, use and operation of the Woodhaven Business and are sufficient to own and operate the Woodhaven Business after Closing in the manner the Woodhaven Business was conducted by Woodhaven prior to the date hereof. The caverns that are part of the Woodhaven Assets (collectively, the “Woodhaven Caverns”) are each in good operating condition and repair and have each been maintained in accordance with applicable laws and regulations, as well as generally accepted industry practice. To MPCI’s knowledge, there have not been any events, and there are no circumstances or conditions, that have had, or would reasonably be expected to have, a material adverse effect on the structural integrity of any of the Woodhaven Caverns or any associated equipment or systems.

(c)     Disclosure Schedule 5.14(c) sets forth a true and complete list of the material Terminals Assets other than the Terminals Real Property and the Terminals Material Contracts. Terminals, by itself and through Blanchard has good and marketable title to all tangible personal property included in the Terminals Assets, free and clear of all Liens, except Permitted Liens. Terminals owns the Guilford Equity Interests and the Johnston Equity Interests free and clear of all Liens (other than restrictions, including restrictions on transfer, if any, imposed by the Guilford LLC Agreement, the Johnston LLC Agreement or applicable federal securities laws). All tangible personal property included in the Terminals Assets is (i) in the aggregate, in good operating condition and repair (normal wear and tear excepted); (ii) has been maintained in all material respects in accordance with applicable laws and regulations, as well as generally accepted industry practice; and (iii) is sufficient for the purposes for which it is currently being used or held for use. The Terminals Assets constitute all of the assets related to the ownership, use and operation of the Terminals Business and are sufficient to own and operate the Terminals Business after Closing in the manner the Terminals Business was conducted by Terminals prior to the date hereof.

5.15    Real Property.

(a)     Disclosure Schedule 5.15(a) sets forth a true and complete list of the Hardin Real Property, including a list of all leases included therein. Except as set forth in Disclosure Schedule 5.15(a):

(i)     Hardin has good and marketable title to the Hardin Real Property, free and clear of all Liens except for Permitted Liens;

(ii) there are no pending or, to MPCI’s knowledge threatened, condemnation proceedings, lawsuits, or administrative actions relating to any of the Hardin Real Property;

(iii)     Hardin is not obligated under any right of first refusal, option or other contractual right to sell, assign, or otherwise dispose of any of the Hardin Real Property; and

(iv)     no Affiliate of Hardin owns or leases any real property that constitutes part of the Hardin Business.

(b)     Disclosure Schedule 5.15(b) sets forth a true and complete list of the Woodhaven Real Property, including a list of all leases included therein. Except as set forth in Disclosure Schedule 5.15(b):

(i)     Woodhaven has good and marketable title to the Woodhaven Real Property, free and clear of all Liens except for Permitted Liens;

(ii)     there are no pending or, to MPCI’s knowledge threatened, condemnation proceedings, lawsuits, or administrative actions relating to any of the Woodhaven Real Property;

(iii)     Woodhaven is not obligated under any right of first refusal, option or other contractual right to sell, assign, or otherwise dispose of any of the Woodhaven Real Property; and

(iv)     no Affiliate of Woodhaven owns or leases any real property that constitutes part of the Woodhaven Business.

(c)     Disclosure Schedule 5.15(c) sets forth a true and complete list of the Terminals Real Property, including a list of all leases included therein. Except as set forth in Disclosure Schedule 5.15(c):

(i)     Terminals has good and marketable title to the Terminals Real Property, free and clear of all Liens except for Permitted Liens;

(ii)     there are no pending or, to MPCI’s knowledge threatened, condemnation proceedings, lawsuits, or administrative actions relating to any of the Terminals Real Property;

(iii)     Terminals is not obligated under any right of first refusal, option or other contractual right to sell, assign, or otherwise dispose of any of the Terminals Real Property; and

(iv)     no Affiliate of Terminals, other than the Terminals Subsidiaries, owns or leases any real property that constitutes part of the Terminals Business.

5.16    Litigation.

(a)     There are no actions, suits, claims, arbitrations, enforcement actions or proceedings pending or, to MPCI’s knowledge, threatened by or before any arbitrator or Governmental Authority, with respect to Hardin, the Hardin Assets, or the Hardin Business which would have a Material Adverse Effect or otherwise be material to the Hardin Business or the ownership and operation of the Hardin Assets taken as a whole.

(b) There are no actions, suits, claims, arbitrations, enforcement actions, or proceedings pending or, to MPCI’s knowledge, threatened by or before any arbitrator or Governmental Authority, with respect to Woodhaven, the Woodhaven Assets, or the Woodhaven Business which would have a Material Adverse Effect or otherwise be material to the Woodhaven Business or the ownership and operation of the Woodhaven Assets taken as a whole.

(c)     There are no actions, suits, claims, arbitrations, enforcement actions, or proceedings pending or, to MPCI’s knowledge, threatened by or before any arbitrator or Governmental Authority, with respect to Terminals, the Terminals Assets, or the Terminals Business which would have a Material Adverse Effect or otherwise be material to the Terminals Business or the ownership and operation of the Terminals Assets taken as a whole.

5.17    Permits.

(a)     Hardin possesses all Permits required by law, necessary for the conduct of the Hardin Business and the ownership and operation of the Hardin Assets in the manner currently conducted by Hardin, except where the failure to possess such Permits would not be material to the conduct of the Hardin Business or the ownership and operation of the Hardin Assets taken as a whole; and there are no unresolved notices of violation with respect to any such Permit and each such Permit is valid, binding and in full force and effect.

(b)     Woodhaven possesses all Permits required by law, necessary for the conduct of the Woodhaven Business and the ownership and operation of the Woodhaven Assets in the manner currently conducted by Woodhaven, except where the failure to possess such Permits would not be material to the conduct of the Woodhaven Business or the ownership and operation of the Woodhaven Assets taken as a whole; and there are no unresolved notices of violation with respect to any such Permit and each such Permit is valid, binding and in full force and effect.

(c)     Terminals possesses all Permits required by law, necessary for the conduct of the Terminals Business and the ownership and operation of the Terminals Assets in the manner currently conducted by Terminals, except where the failure to possess such Permits would not be material to the conduct of the Terminals Business or the ownership and operation of the Terminals Assets taken as a whole; and there are no unresolved notices of violation with respect to any such Permit and each such Permit is valid, binding and in full force and effect.

5.18    Environmental Matters.

(a)     There are no environmental remediation activities currently underway at any of the Real Property that would constitute a Material Adverse Effect.

(b)     No Environmental Condition exists that has given or reasonably would be expected to give rise to any claims, notices of violation, litigation, stop orders, or demands by any Person or Governmental Authority based on any claim of Release or threatened Release of Hazardous Substances into the environment or the threat of injury or damage to human health or the environment from any of the Assets or from any former assets owned or operated by Hardin, Woodhaven or Terminals that would constitute a Material Adverse Effect.

(c)     None of Hardin, Woodhaven or Terminals nor any of their Affiliates have, in the last three (3) years prior to the date of this Agreement, received any notice that it is in violation of (or has any potential liability under) any Environmental Law or Permit that is applicable to the conduct of the Businesses or the ownership or operation of the Assets other than such notices where the subject matter of the notice has been finally resolved to the satisfaction of the Governmental Authority issuing such notice and for which none has any further material obligations outstanding.

(d)     Hardin, Woodhaven and Terminals are, and since January 1, 2014 each of the Businesses have been, in compliance with all applicable Environmental Laws, except for failures to comply with such Environmental Laws that did not and do not constitute a Material Adverse Effect, including timely possessing and complying with the terms and conditions of all environmental Permits, except for failure to timely possess or comply with the terms and conditions of all such environmental Permits which did not and do not constitute a Material Adverse Effect; and there are no unresolved notices of violation with respect to any such Permits and each such Permit is valid, binding and in full force and effect.

(e)     There has been no Release, discharge, disposal, handling, use, storage, or transportation of Hazardous Substances on or from any Real Property by or on behalf of Hardin, Woodhaven or Terminals related to the assets used in the Businesses in violation of any Environmental Laws in a manner that constitutes, individually or in the aggregate, a Material Adverse Effect.

(f)     None of Hardin, Woodhaven or Terminals nor any of their predecessors has, either expressly or by operation of law, assumed or undertaken any material liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental Laws.

5.19    Taxes.

(a)     All material Tax Returns that are required to be filed by or with respect to Hardin, Woodhaven and Terminals or the Assets on or prior to the Closing Date (taking into account any valid extension of time within which to file) have been or will be timely filed on or prior to the Closing Date and all such Tax Returns are or will be true, correct and complete in all material respects.

(b)     All material Taxes due and payable by or with respect to the Businesses or the Assets (whether or not shown on any Tax Return) have been fully paid, and all deficiencies asserted or assessments made with respect to such Tax Returns have been paid in full or properly accrued. All material withholding Taxes imposed on Hardin, Woodhaven or Terminals have been paid. There are no material Liens (other than Permitted Liens) on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

(c)     No Tax Proceeding of or with respect to Hardin, Woodhaven or Terminals or the Assets is currently pending or has been proposed in writing or has been threatened that constitutes a Material Adverse Effect.

(d)     No waivers or extensions of statutes of limitations have been given or requested in writing with respect to any amount of Taxes of or with respect to Hardin, Woodhaven or Terminals or the Assets or any Tax Returns of or with respect to Hardin, Woodhaven or Terminals or the Assets.

(e)     Since the date of its formation, for U.S. federal income Tax purposes, each of Hardin, Woodhaven and Terminals has been classified as an entity that is disregarded as being separate from its owner.

(f)     None of Hardin, Woodhaven or Terminals is a party to a Tax allocation or sharing agreement or similar arrangement.

5.20    Hardin/Woodhaven Financial Statements.

(a)     MPCI has made available to MPLX the audited combined balance sheets as of December 31, 2016 and 2015, and combined statements of income, cash flows and equity for the years ended December 31, 2016 and 2015, with respect to the Hardin Business and the Hardin Assets, and the Woodhaven Business and Woodhaven Assets (collectively, the “Hardin/Woodhaven Combined Financial Statements”).

(b) The Hardin/Woodhaven Combined Financial Statements have been prepared from the books and records of MPCI and its subsidiaries in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby.

(c)     Hardin and Woodhaven have no liabilities (whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable or otherwise), other than (i) liabilities set forth in the Hardin/Woodhaven Combined Financial Statements; (ii) liabilities that would not be required under GAAP to be disclosed, reflected, reserved against or otherwise provided for in the Hardin/Woodhaven Combined Financial Statements; (iii) liabilities, other than indebtedness for borrowed money (or guarantees thereof), incurred in the ordinary course of business consistent with past practice since December 31, 2016; and (iv) undisclosed liabilities, other than indebtedness for borrowed money (or guarantees thereof), which individually or in the aggregate, are immaterial. Hardin and Woodhaven have not incurred any indebtedness for borrowed money (or guarantees thereof) since December 31, 2016.

5.21    [Intentionally Left Blank]

5.22    Terminals Financial Statements.

(a)     MPCI has made available to MPLX the audited balance sheet as of December 31, 2016, and consolidated statements of income, cash flows and equity for the nine months ended December 31, 2016, with respect to the Terminals Business and the Terminals Assets (collectively, the “Terminals Financial Statements”).

(b)     The Terminals Financial Statements have been prepared from the books and records of MPCI and its subsidiaries in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby.

(c)     Terminals has no liabilities (whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable or otherwise), other than (i) liabilities set forth in the Terminals Financial Statements; (ii) liabilities that would not be required under GAAP to be disclosed, reflected, reserved against or otherwise provided for in the Terminals Financial Statements; (iii) liabilities, other than indebtedness for borrowed money (or guarantees thereof), incurred in the ordinary course of business consistent with past practice since December 31, 2016; and (iv) undisclosed liabilities, other than indebtedness for borrowed money (or guarantees thereof), which individually or in the aggregate, are immaterial. Terminals has not incurred any indebtedness for borrowed money (or guarantees thereof) since December 31, 2016.

5.23    Material Contracts.

(a)     Disclosure Schedule 5.23(a) sets forth a true and complete listing of the Hardin Material Contracts. Each Hardin Material Contract is in full force and effect, and neither Hardin nor, to the knowledge of MPCI, any other party thereto, is in breach or default thereunder and no event has occurred that upon receipt of notice or lapse of time or both would constitute any breach or default thereunder, except for such breaches or defaults as would not, individually or in the aggregate, constitute a Material Adverse Effect. Neither Hardin nor any of its Affiliates has given or received from MPCI or any of its Affiliates or any third party any notice of any action or intent to terminate or amend in any material respect any Hardin Material Contract.

(b)     Disclosure Schedule 5.23(b) sets forth a true and complete listing of the Woodhaven Material Contracts. Each Woodhaven Material Contract is in full force and effect, and neither Woodhaven nor, to the knowledge of MPCI, any other party thereto, is in breach or default thereunder and no event has occurred that upon receipt of notice or lapse of time or both would constitute any breach or default thereunder, except for such breaches or defaults as would not, individually or in the aggregate, constitute a Material Adverse Effect. Neither Woodhaven nor any of its Affiliates has given or received from MPCI or any of its Affiliates or any third party any notice of any action or intent to terminate or amend in any material respect any Woodhaven Material Contract.

(c)     Disclosure Schedule 5.23(c) sets forth a true and complete listing of the Terminals Material Contracts. Each Terminals Material Contract is in full force and effect, and neither Terminals nor, to the knowledge of MPCI, any other party thereto, is in breach or default thereunder, and no event has occurred that upon receipt of notice or lapse of time or both would constitute any breach or default thereunder, except for such breaches or defaults as would not, individually or in the aggregate, constitute a Material Adverse Effect. Neither Terminals nor any of its Affiliates has given or received from MPCI or any of its Affiliates or any third party any notice of any action or intent to terminate or amend in any material respect any Terminals Material Contract.

5.24    No Adverse Changes. Except for any actions taken by Hardin, Woodhaven or Terminals contemplated by this Agreement or as described in the Financial Statements, from December 31, 2015, (a) each of Hardin, Woodhaven and Terminals has in all material respects (i) conducted the Businesses in the ordinary course consistent with past practices and (ii) used Commercially Reasonable Efforts to preserve intact its material relationships with third parties with regard to the Businesses; (b) no fact, event, change, occurrence, development or circumstance has occurred that has had or would reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect; (c) there has not been any material damage or destruction to any material portion of the Assets other than damage or destruction that has been repaired; and (d):

(i)    the organizational documents of Hardin, Woodhaven and Terminals have not been modified in any manner;
(ii)    except in the ordinary course consistent with past practices, Hardin, Woodhaven and Terminals have not sold, transferred or disposed of any assets used in the Businesses, including any right under any lease or Contract or any proprietary right or other intangible asset;
(iii)    Hardin, Woodhaven and Terminals have not waived, released, canceled, settled or compromised any debt, claim or right relating to the Businesses;
(iv)    Hardin, Woodhaven and Terminals have not changed any accounting method or practice relating to the Businesses in a manner that is inconsistent with past practice in a way that would materially and adversely affect the Businesses and/or Hardin, Woodhaven or Terminals;
(v)    Hardin, Woodhaven and Terminals have not failed to maintain their limited liability company existence and have not consolidated with any other Person or acquired all or substantially all of the Assets of any other Person;
(vi)    Hardin, Woodhaven and Terminals have not liquidated, dissolved, recapitalized, reorganized or otherwise wound up itself or the Businesses;
(vii)    Hardin, Woodhaven and Terminals have not purchased any securities of any Person, except for short-term investments made in the ordinary course of business; and
(viii)    Hardin, Woodhaven and Terminals have not agreed or committed to do any of the foregoing.

5.25    Employees; Plans.

(a)     Hardin does not have, and has never had, any employees, independent contractors, or consultants. Hardin does not currently and has never maintained or contributed to any Plan or been a participating employer in any Plan. Hardin has no liability, contingent or otherwise, with respect to any Plan.

(b)     Woodhaven does not have, and has never had, any employees, independent contractors, or consultants. Woodhaven does not currently and has never maintained or contributed to any Plan or been a participating employer in any Plan. Woodhaven has no liability, contingent or otherwise, with respect to any Plan.

(c)     Terminals does not have, and has never had, any employees, independent contractors, or consultants. Terminals does not currently and has never maintained or contributed to any Plan or been a participating employer in any Plan. Terminals has no liability, contingent or otherwise, with respect to any Plan.

5.26    Working Capital.

(a)     Except for the distribution and payments set forth in Section 11.1, since January 1, 2016, Hardin has collected, paid and otherwise maintained the Current Assets, Current Liabilities and the net balance of both in the ordinary course and in a manner and amounts consistent with past practices.

(b)     Except for the distribution and payments set forth in Section 11.1, since January 1, 2016, Woodhaven has collected, paid and otherwise maintained the Current Assets, Current Liabilities and the net balance of both in the ordinary course and in a manner and amounts consistent with past practices.

(c)     Except for the distribution and payments set forth in Section 11.1, since April 1, 2016, Terminals has collected, paid and otherwise maintained the Current Assets, Current Liabilities and the net balance of both in the ordinary course and in a manner and amounts consistent with past practices.

5.27    Capital Projects; Purchase Orders; Pending Acquisitions or Dispositions. Disclosure Schedule 5.27 sets forth (a) a true and complete list and description of all material capital projects related to the Assets and/or the Businesses that are in progress as of the date hereof and a good faith estimate as of the date hereof of the associated costs on a project by project basis; (b) a true and complete list as of the date hereof of all outstanding orders for the purchase of goods or services by or on behalf of Hardin, Woodhaven or Terminals in an amount in excess of $100,000; (c) a true and complete list as of the date hereof of all pending or contemplated purchases or acquisitions of any material assets or businesses, or any Equity Interest in, any Person, by or on behalf of Hardin, Woodhaven or Terminals; and (d) a true and complete list as of the date hereof of all pending or contemplated sales, leases, exchanges or other dispositions of any material assets by or on behalf of Hardin, Woodhaven or Terminals.
5.28    Insurance Matters. Each of Hardin, Woodhaven and Terminals carry or are entitled to the benefits of, and after the Closing, will carry or be entitled to the benefit of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is available on commercially reasonable terms and generally maintained by companies engaged in the same or similar business and owning similar properties in the same general areas and in similar stages of development or operation, as applicable. All such insurance policies carried by or maintained for the benefit of Hardin, Woodhaven or Terminals (the “Insurance Policies”) are (and, at Closing, will be) in full force and effect, all premiums in respect of such insurance have been paid in full when and as due and there is no material claim by or on behalf of MPCI, Hardin, Woodhaven, Terminals or any of their respective Affiliates pending under any such policies as to which coverage has been denied or disputed by the underwriters of such policies. No notice of cancellation or non-renewal of any Insurance Policy, or any material changes that are required in the conduct of the Businesses as a condition to the continuation of coverage under or renewal of any such Insurance Policy, has been received by MPCI, Hardin, Woodhaven, Terminals or any of their respective Affiliates.
5.29    Disclaimer of Warranties. Except as expressly set forth in this Article 5, MPCI makes no representations or warranties whatsoever and disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing), including, without limitation, any opinion, information or advice that may have been provided by any officer, shareholder, director, employee, agent or consultant of MPCI or its Affiliates. EXCEPT AS SPECIFICALLY REPRESENTED AND WARRANTED IN THIS ARTICLE 5, THE CONTRIBUTION OF THE MEMBERSHIP INTERESTS IS ON AN “AS IS” BASIS, AND MPCI DISCLAIMS ANY WARRANTY OF MERCHANTABILITY AND ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 6
[Intentionally Left Blank]

ARTICLE 7
REPRESENTATIONS AND WARRANTIES OF LOGISTICS

Logistics represents and warrants as of the date hereof and as of the Closing Date as follows:

7.1    Logistics Membership Interests. Immediately before its contribution of such interests to MPLX, Logistics will own the Logistics Membership Interests free and clear of all Liens. As of the Effective Time, the Logistics Membership Interests will be validly issued, fully paid, and non-assessable.

7.2    Organization. Logistics is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction where the nature of its business or the ownership of its properties requires it to be qualified, except to the extent that the failure to be so qualified would not have a Material Adverse Effect. Logistics has the limited liability company power to conduct its business as presently conducted and to own and hold the properties used in connection therewith.

7.3    Authority and Action. Logistics has the limited liability company power and authority to enter into this Agreement and to perform all of its obligations and consummate the transactions contemplated hereby. Logistics has taken all necessary and appropriate limited liability company actions to authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Logistics and constitutes a valid and binding obligation of Logistics, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

7.4    No Violation. The execution and delivery of this Agreement (or any related instrument) by Logistics does not, and the consummation of the transactions contemplated hereby and the performance by Logistics of the obligations that it is obligated to perform hereunder do not, and at the Closing will not: (a) violate any provision of the limited liability company agreement of Logistics; (b) violate, or result in the violation of or acceleration of, or entitle any party to accelerate any obligation or indebtedness under, or result in the imposition of any Lien upon the Logistics Membership Interests pursuant to, any Lien, Permit, agreement or other instrument to which Logistics is a party, or by which Logistics is bound; or (c) contravene or violate any municipal, state or federal ordinance, law, rule, regulation, judgment, order, writ, injunction, or decree in any material respect.

7.5    Common Units.

(a)     Logistics understands that the Common Units to be issued to it pursuant to this Agreement have not been registered under the 1933 Act, or under any applicable state securities laws, and neither MPLX nor any of its Affiliates has any obligation to register the Common Units under the 1933 Act or to register or qualify the offer or sale of the Common Units with any state on the basis that the offering is exempt from registration under the 1933 Act and the rules and regulations promulgated thereunder. Logistics further acknowledges that the Common Units cannot be sold, assigned, or otherwise transferred unless subsequently registered under the 1933 Act and under applicable state securities laws or if an exemption from registration or qualification is then available. As such, Logistics further agrees that it will not sell, assign, or transfer any Common Units unless such Common Units are registered under the 1933 Act and qualified under applicable state securities laws or if an exemption from such registration or qualification is then available in the reasonable opinion of counsel to Logistics. Logistics understands that there may not be a public market for the Common Units and represents that it can afford to hold such Common Units for an indefinite period of time.

(b)     Logistics is acquiring the Common Units as contemplated herein for its own account and for its purposes only, with no intention of assigning any participation or interest therein, and not with a view to, or in connection with, making a distribution thereof in violation of federal or state securities laws.

7.6    Disclaimer of Warranties. Except as expressly set forth in this Article 7, Logistics makes no representations or warranties whatsoever and disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing), including, without limitation, any opinion, information or advice that may have been provided by any officer, shareholder, director, employee, agent or consultant of Logistics, or its Affiliates.

ARTICLE 8
REPRESENTATIONS AND WARRANTIES OF HOLDINGS

Holdings represents and warrants as of the date hereof and as of the Closing Date as follows:

8.1    Holdings Membership Interests. Immediately before its contribution of such interests to MPLX, Holdings will own the Holdings Membership Interests free and clear of all Liens. As of the Effective Time, the Holdings Membership Interests will be validly issued, fully paid, and non-assessable.

8.2    Organization. Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction where the nature of its business or the ownership of its properties requires it to be qualified, except to the extent that the failure to be so qualified would not have a Material Adverse Effect. Holdings has the corporate power to conduct its business as presently conducted and to own and hold the properties used in connection therewith.

8.3    Authority and Action. Holdings has the corporate power and authority to enter into this Agreement and to perform all of its obligations and consummate the transactions contemplated hereby. Holdings has taken all necessary and appropriate corporate actions to authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Holdings and constitutes a valid and binding obligation of Holdings, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

8.4    No Violation. The execution and delivery of this Agreement (or any related instrument) by Holdings does not, and the consummation of the transactions contemplated hereby and the performance by Holdings of the obligations that it is obligated to perform hereunder do not, and at the Closing will not: (a) violate any provision of the Certificate of Incorporation of Holdings; (b) violate, or result in the violation of or acceleration of, or entitle any party to accelerate any obligation or indebtedness under, or result in the imposition of any Lien upon the Holdings Membership Interests pursuant to, any Lien, Permit, agreement or other instrument to which Holdings is a party, or by which Holdings is bound; or (c) contravene or violate any municipal, state or federal ordinance, law, rule, regulation, judgment, order, writ, injunction, or decree in any material respect.

8.5    Common Units.

(a)     Holdings understands that the Common Units to be issued to it pursuant to this Agreement have not been registered under the 1933 Act, or under any applicable state securities laws, and neither MPLX nor any of its Affiliates has any obligation to register the Common Units under the 1933 Act or to register or qualify the offer or sale of the Common

Units with any state on the basis that the offering is exempt from registration under the 1933 Act and the rules and regulations promulgated thereunder. Holdings further acknowledges that the Common Units cannot be sold, assigned, or otherwise transferred unless subsequently registered under the 1933 Act and under applicable state securities laws or if an exemption from registration or qualification is then available. As such, Holdings further agrees that it will not sell, assign, or transfer any Common Units unless such Common Units are registered under the 1933 Act and qualified under applicable state securities laws or if an exemption from such registration or qualification is then available in the reasonable opinion of counsel to Holdings. Holdings understands that there may not be a public market for the Common Units and represents that it can afford to hold such Common Units for an indefinite period of time.

(b)     Holdings is acquiring the Common Units as contemplated herein for its own account and for its purposes only, with no intention of assigning any participation or interest therein, and not with a view to, or in connection with, making a distribution thereof in violation of federal or state securities laws.

8.6    Disclaimer of Warranties. Except as expressly set forth in this Article 8, Holdings makes no representations or warranties whatsoever and disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing), including, without limitation, any opinion, information or advice that may have been provided by any officer, shareholder, director, employee, agent or consultant of Holdings, or its Affiliates.

ARTICLE 9
REPRESENTATIONS AND WARRANTIES OF MPLX

MPLX represents and warrants as of the date hereof and as of the Closing Date as follows:

9.1    Issued Units. The issuance of the Issued Units pursuant to this Agreement have been duly authorized and approved by all necessary limited partnership actions, and the Issued Units, when issued, will be validly issued, fully paid and non-assessable.

9.2    Organization. MPLX is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction where the nature of its business or the ownership of its properties requires it to be qualified, except to the extent that the failure to be so qualified would not have a Material Adverse Effect. MPLX has the limited partnership power to conduct its business as presently conducted and to own and hold the properties used in connection therewith.

9.3    Authority and Action. MPLX has the limited partnership power and authority to enter into this Agreement and to perform all of its obligations and consummate the transactions contemplated hereby. MPLX has taken all necessary and appropriate limited partnership actions to authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by MPLX and constitutes a valid and binding obligation of MPLX, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

9.4    No Violation. The execution and delivery of this Agreement (or any related instrument) by MPLX does not, and the consummation of the transactions contemplated hereby and the performance by MPLX of the obligations that it is obligated to perform hereunder do not, and at the Closing will not: (a) violate any provision of the MPLX Partnership Agreement; or (b) contravene or violate any municipal, state or federal ordinance, law, rule, regulation, judgment, order, writ, injunction, or decree in any material respect.

9.5    Logistics Membership Interests.

(a)     MPLX understands that the Logistics Membership Interests to be contributed pursuant to this Agreement have not been registered under the 1933 Act, or under any applicable state securities laws, and Logistics has no obligation to register the Logistics Membership Interests under the 1933 Act or to register or qualify the offer or sale of the Logistics Membership Interests with any state on the basis that the offering is exempt from registration under the 1933 Act and the rules and regulations promulgated thereunder. MPLX further acknowledges that the Logistics Membership Interests cannot be sold, assigned, or otherwise transferred unless subsequently registered under the 1933 Act and under applicable state securities laws or if an exemption from registration or qualification is then available. As such, MPLX further agrees that it will not sell, assign, or transfer any Logistics Membership Interests unless such Logistics Membership Interests are registered under the 1933 Act and qualified under applicable state securities laws or if an exemption from such registration or qualification is then available in the reasonable opinion of counsel to MPLX. MPLX understands that there is not, nor is there likely to be, a public market for the Logistics Membership Interests and represents that it can afford to hold such Logistics Membership Interests for an indefinite period of time.

(b)     MPLX is acquiring the Logistics Membership Interests as contemplated herein for its own account and for its purposes only, with no intention of assigning any participation or interest therein, and not with a view to, or in connection with, making a distribution thereof in violation of federal or state securities laws.

9.6    Holdings Membership Interests.

(a)     MPLX understands that the Holdings Membership Interests to be contributed pursuant to this Agreement have not been registered under the 1933 Act, or under any applicable state securities laws, and Holdings has no obligation to register the Holdings Membership Interests under the 1933 Act or to register or qualify the offer or sale of the Holdings Membership Interests with any state on the basis that the offering is exempt from registration under the 1933 Act and the rules and regulations promulgated thereunder. MPLX further acknowledges that the Holdings Membership Interests cannot be sold, assigned, or otherwise transferred unless subsequently registered under the 1933 Act and under applicable state securities laws or if an exemption from registration or qualification is then available. As such, MPLX further agrees that it will not sell, assign, or transfer any Holdings Membership Interests unless such Holdings Membership Interests are registered under the 1933 Act and qualified under applicable state securities laws or if an exemption from such registration or qualification is then available in the reasonable opinion of counsel to MPLX. MPLX understands that there is not, nor is there likely to be, a public market for the Holdings Membership Interests and represents that it can afford to hold such Holdings Membership Interests for an indefinite period of time.

(b)     MPLX is acquiring the Holdings Membership Interests as contemplated herein for its own account and for its purposes only, with no intention of assigning any participation or interest therein, and not with a view to, or in connection with, making a distribution thereof in violation of federal or state securities laws.

9.7    MPLX GP Membership Interests.

(a)     MPLX understands that the MPLX GP Membership Interests to be contributed pursuant to this Agreement have not been registered under the 1933 Act, or under any applicable state securities laws, and MPLX GP has no obligation to register the MPLX GP Membership Interests under the 1933 Act or to register or qualify the offer or sale of the MPLX GP Membership Interests with any state on the basis that the offering is exempt from registration under the 1933 Act and the rules and regulations promulgated thereunder. MPLX further acknowledges that the MPLX GP Membership Interests cannot be sold, assigned, or otherwise transferred unless subsequently registered under the 1933 Act and under applicable state securities laws or if an exemption from registration or qualification is then available. As such, MPLX further agrees that it will not sell, assign or transfer any MPLX GP Membership Interests unless such MPLX GP Membership Interests are registered under the 1933 Act and qualified under applicable state securities laws or if an exemption from such registration or qualification is then available in the reasonable opinion of counsel to MPLX. MPLX understands that there is not, nor is there likely to be, a public market for the MPLX GP Membership Interests and represents that it can afford to hold such MPLX GP Membership Interests for an indefinite period of time.

(b)     MPLX is acquiring the MPLX GP Membership Interests as contemplated herein for its own account and for its purposes only, with no intention of assigning any participation or interest therein, and not with a view to, or in connection with, making a distribution thereof in violation of federal or state securities laws.

9.8    Disclaimer of Warranties. Except as expressly set forth in this Article 9, MPLX makes no representations or warranties whatsoever and disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing), including, without limitation, any opinion, information or advice that may have been provided by any officer, shareholder, director, employee, agent or consultant of MPLX, or its Affiliates.

ARTICLE 10
REPRESENTATIONS AND WARRANTIES OF MPLX GP

MPLX GP represents and warrants as of the date hereof and as of the Effective Time as follows:

10.1    MPLX GP Membership Interests. As of the Closing, MPLX GP will own the MPLX GP Membership Interests free and clear of all Liens. As of the Closing, the MPLX GP Membership Interests will be validly issued, fully paid, and non-assessable.

10.2    Organization. MPLX GP is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction where the nature of its business or the ownership of its properties requires it to be qualified, except to the extent that the failure to be so qualified would not have a Material Adverse Effect. MPLX GP has the limited liability company power to conduct its business as presently conducted and to own and hold the properties used in connection therewith.

10.3    Authority and Action. MPLX GP has the limited liability company power and authority to enter into this Agreement and to perform all of its obligations and consummate the transactions contemplated hereby. MPLX GP has taken all necessary and appropriate limited liability company actions to authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by MPLX GP and constitutes a valid and binding obligation of MPLX GP, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

10.4    No Violation. The execution and delivery of this Agreement (or any related instrument) by MPLX GP does not, and the consummation of the transactions contemplated hereby and the performance by MPLX GP of the obligations that it is obligated to perform hereunder do not, and at the Closing will not: (a) violate any provision of the limited liability company agreement of MPLX GP; (b) violate, or result in the violation of or acceleration of, or entitle any party to accelerate any obligation or indebtedness under, or result in the imposition of any Lien upon the MPLX GP Membership Interests pursuant to, any Lien, Permit, agreement or other instrument to which MPLX GP is a party, or by which MPLX GP is bound; or (c) contravene or violate any municipal, state or federal ordinance, law, rule, regulation, judgment, order, writ, injunction, or decree in any material respect.

10.5    GP Units.

(a)     MPLX GP understands that the GP Units to be issued to it pursuant to this Agreement have not been registered under the 1933 Act, or under any applicable state securities laws, and neither MPLX nor any of its Affiliates has any obligation to register the GP Units under the 1933 Act or to register or qualify the offer or sale of the GP Units with any state on the basis that the offering is exempt from registration under the 1933 Act and the rules and regulations promulgated thereunder. MPLX GP further acknowledges that the GP Units cannot be sold, assigned, or otherwise transferred unless subsequently registered under the 1933 Act and under applicable state securities laws or if an exemption from registration or qualification is then available. As such, MPLX GP further agrees that it will not sell, assign, or transfer any GP Units unless such GP Units are registered under the 1933 Act and qualified under applicable state securities laws or if an exemption from such registration or qualification is then available in the reasonable opinion of counsel to MPLX GP. MPLX GP understands that there is not, nor is there likely to be, a public market for the GP Units and represents that it can afford to hold such GP Units for an indefinite period of time.

(b)     MPLX GP is acquiring the GP Units as contemplated herein for its own account and for its purposes only, with no intention of assigning any participation or interest therein, and not with a view to, or in connection with, making a distribution thereof in violation of federal or state securities laws.

10.6    Common Units.

(a)     MPLX GP understands that the Common Units to be issued to it pursuant to this Agreement have not been registered under the 1933 Act, or under any applicable state securities laws, and neither MPLX nor any of its Affiliates has any obligation to register the Common Units under the 1933 Act or to register or qualify the offer or sale of the Common Units with any state on the basis that the offering is exempt from registration under the 1933 Act and the rules and regulations promulgated thereunder. MPLX GP further acknowledges that the Common Units cannot be sold, assigned, or otherwise transferred unless subsequently registered under the 1933 Act and under applicable state securities laws or if an exemption from registration or qualification is then available. As such, MPLX GP further agrees that it will not sell, assign, or transfer any Common Units unless such Common Units are registered under the 1933 Act and qualified under applicable state securities laws or if an exemption from such registration or qualification is then available in the reasonable opinion of counsel to MPLX GP. MPLX GP understands that there may not be a public market for the Common Units and represents that it can afford to hold such Common Units for an indefinite period of time.

(b)     MPLX GP is acquiring the Common Units as contemplated herein for its own account and for its purposes only, with no intention of assigning any participation or interest therein, and not with a view to, or in connection with, making a distribution thereof in violation of federal or state securities laws.

10.7    Disclaimer of Warranties. Except as expressly set forth in this Article 10, MPLX GP makes no representations or warranties whatsoever and disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing), including, without limitation, any opinion, information or advice that may have been provided by any officer, shareholder, director, employee, agent or consultant of MPLX GP, or its Affiliates.

ARTICLE 11
ADDITIONAL COVENANTS

11.1    Termination of Participation in MPCIF.

(a)     Prior to the Closing Date, MPCI caused Hardin to provide written notice to MPC Investment Fund, Inc. (“MPCIF”) of its termination of participation in the Account Agreement dated June 21, 2011, which resulted in the elimination of any balances of Hardin with MPCIF (the intercompany accounts receivable with trading partner 5010), and Hardin distributed all such cash received from MPCIF as a result of terminating the Hardin account to MPCI net of the payment of the intercompany accounts payable balance with MPCIF (trading partner 5010).

(b)     Prior to the Closing Date, MPCI caused Woodhaven to provide written notice to MPCIF of its termination of participation in the Account Agreement dated June 21, 2011, which resulted in the elimination of any balances of Woodhaven with MPCIF (the intercompany accounts receivable with trading partner 5011), and Woodhaven distributed all such cash received from MPCIF as a result of terminating the Woodhaven account to MPCI net of the payment of the intercompany accounts payable balance with MPCIF (trading partner 5011).

(c)     Prior to the Closing Date, MPCI caused Terminals and Blanchard to provide written notice to MPCIF of their termination of participation in the Account Agreement dated June 21, 2011, which resulted in the elimination of any balances of Terminals and Blanchard with MPCIF (the intercompany accounts receivable with trading partner 4016 and 4020), and Terminals and Blanchard distributed all such net cash received from MPCIF as a result of terminating the Terminals and Blanchard accounts to MPCI net of the payment of the intercompany accounts payable balances with MPCIF (trading partner 4016 and 4020).

ARTICLE 12
POST-CLOSING COVENANTS/ TAX MATTERS

12.1    General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Parties reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor).

12.2    Transfer Taxes. All sales, use, controlling interest, transfer, filing, recordation, registration and similar Taxes arising from or associated with the transactions contemplated by this Agreement other than Taxes based on income or net worth (“Transaction Taxes”), shall be borne fifty percent (50%) by MPLX and fifty percent (50%) by MPCI. To the extent under applicable law, the transferee is responsible for filing Tax Returns in respect of Transaction Taxes, MPCI shall prepare and file all such Tax Returns. The Parties shall provide such certificates and other information and otherwise cooperate.

12.3    Liability for Taxes.

(a)     MPCI shall be liable for, and shall indemnify and hold MPLX, and any other of MPLX’s Affiliates harmless from any Taxes, together with any costs, expenses, losses or damages, including reasonable expenses of investigation and attorneys’ and accountants’ fees and expenses, arising out of or incident to the determination, assessment or collection of such Taxes (“Tax Losses”), (i) imposed on or incurred by Hardin, Woodhaven or Terminals by reason of Treasury Regulations Section 1.1502-6 or any analogous state, local or foreign law or regulation which is attributable to having been a member of any consolidated, combined or unitary group on or prior to and including the Closing Date; (ii) any Tax Losses (other than Tax Losses described in clause (i) above) imposed on or incurred by or with respect to Hardin, Woodhaven or Terminals or the Assets with respect to the period prior to and including the Closing Date; or (iii) attributable to a breach by MPCI of any representation (other than those contained in Section 5.19, to which Article 4 shall be applicable), warranty or covenant with respect to Taxes in this Agreement; provided, however, that MPCI’s liability for Tax Losses hereunder shall be reduced by the amount of any Taxes included in such Tax Losses to the extent reflected in the Current Liabilities of Hardin, Woodhaven or Terminals as of the Closing Date.

(b)     MPLX shall be liable for, and shall indemnify and hold MPCI, Logistics, MPLX GP and each of their respective Affiliates (other than MPLX and its subsidiaries) harmless from, any Tax Losses (i) imposed on or incurred by or with respect to Hardin, Woodhaven or Terminals or the Assets with respect to the period after the Closing Date, or (ii) attributable to a breach by MPLX of any covenant with respect to Taxes in this Agreement.

(c)     Whenever it is necessary for purposes of this Article 12 to determine the amount of any Taxes imposed on or incurred by or with respect to Hardin, Woodhaven or Terminals or the Assets for a taxable period beginning before and ending after the Closing Date which is allocable to the period prior to and including the Closing Date, the determination shall be made, in the case of property or ad valorem taxes or franchise taxes, on a per diem basis and, in the case of other Taxes, by the closing of the books method pursuant to Section 706 of the Code. Notwithstanding anything to the contrary herein, any franchise tax paid or payable with respect to Hardin, Woodhaven or Terminals or the Assets shall be allocated to the taxable period during which the income, operations, assets or capital comprising the base of such tax is measured, regardless of whether the right to do business for another taxable period is obtained by the payment of such franchise tax.

12.4    Tax Returns.

(a)     The Parties agree that MPCI shall cause to be included in the consolidated United States federal income Tax Returns (and the state, local or foreign income Tax Returns of any jurisdiction that permits consolidated, combined or unitary income Tax Returns, if any) of the MPC Tax Group for all periods ending on or before the Closing Date, all the items of income, gain, loss, deduction and credit (“Tax Items”) with respect to Hardin, Woodhaven or Terminals or the Assets which are required to be included therein, shall cause such Tax Returns to be timely filed with the appropriate Tax Authorities, and shall be responsible for the timely payment of all Taxes due with respect to the periods covered by such Tax Returns.

(b)     With respect to any Tax Return covering a taxable period ending on or before the Closing Date that is required to be filed after the Closing Date with respect to Hardin, Woodhaven or Terminals or the Assets that is not described in Section 12.3(a) above, MPCI shall cause such Tax Return to be prepared, cause to be included in such Tax Return all Tax Items required to be included therein, cause such Tax Return to be filed timely with the appropriate Tax Authority, and be responsible for the timely payment of all Taxes due with respect to the period covered by such Tax Return.

(c)     With respect to any Tax Return covering a taxable period beginning on or before the Closing Date and ending after the Closing Date that is required to be filed after the Closing Date with respect to Hardin, Woodhaven or Terminals or the Assets, MPCI shall cause such Tax Return to be prepared, cause to be included in such Tax Return all Tax Items required to be included therein, furnish a copy of such Tax Return to MPLX, cause such Tax Return to be filed timely with the appropriate Tax Authority, and be responsible for the timely payment of all Taxes due with respect to the period covered by such Tax Return; provided that, not later than five (5) days prior to the due date for payment of Taxes with respect to any such Tax Returns, MPLX shall pay to MPCI the amount of any Taxes shown as due on such Tax Returns for the period before the Closing Date.

(d)     With regard to any Tax Return not yet filed for any taxable period that begins before the Closing Date with respect to Hardin, Woodhaven or Terminals or the Assets, MPCI shall use commercially reasonable efforts to cause such Tax Return to be prepared in accordance with past Tax accounting practices used with respect to the Tax Returns in question (unless such past practices are no longer permissible under the applicable law), and to the extent any items are not covered by past practices, in accordance with reasonable Tax accounting practices selected by the filing party with respect to such Tax Return under this Agreement with the consent (not to be unreasonably withheld or delayed) of the non-filing party.

(e)     (i) The Parties shall cooperate fully, and cause their Affiliates to cooperate fully, as and to the extent reasonably requested by the other Parties, to accomplish the apportionment of income described pursuant to this Article 12, (ii) to respond to requests for the provision of any information or documentation within the knowledge or possession of another Party as reasonably necessary to facilitate compliance with financial reporting obligations, and any audit, litigation or other retention and (upon another Party’s request) the provision of records and information which are reasonably relevant to any Tax Return or Tax Proceeding, and (iii) to make employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. MPLX and MPCI will use their respective Commercially Reasonable Efforts to retain all books and records with respect to Tax matters pertinent to the Assets relating to any taxable period beginning before the Closing Date until the expiration of the applicable statute of limitations of the respective taxable periods (including any extensions thereof), and to abide by all record retention agreements entered into with any Tax Authority. MPCI and MPLX each agree, upon request, to use their respective Commercially Reasonable Efforts to obtain any certificate or other document from any Tax Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed with respect to the transactions contemplated by this Agreement.

12.5    Tax Treatment of the Transaction. The Parties acknowledge and agree that for U.S. federal income tax purposes (and to the extent permitted for state and local income Tax purposes) to treat and report the transactions contemplated under this Agreement as follows:

(a)     with respect to the Logistics Issued Units issued to Logistics in exchange for the Logistics Membership Interests, as a contribution to MPLX of an undivided interest in the Assets under Section 721 of the Code;

(b)     with respect to the Holdings Issued Units issued to Holdings in exchange for the Holdings Membership Interests, as a contribution to MPLX of an undivided interest in the Assets under Section 721 of the Code;

(c)     with respect to the MPLX GP Issued Units issued to MPLX GP in exchange for the MPLX GP Membership Interests, as a contribution to MPLX of an undivided interest in the Assets under Section 721 of the Code; and

(d)     with respect to the distributions of the Cash Consideration made out of the Partnership Debt, as distributions under Section 731 of the Code that, together with the corresponding contributions, (i) qualify to the maximum extent possible as a “debt-financed transfer” under Section 1.707-5(b) of the Treasury Regulations; (ii) in excess of the amount described in clause (i) hereof, as reimbursement, to the maximum extent possible, for capital expenditures with respect to the Assets, as described in Section 1.707-4(d) of the Treasury Regulations; and (iii) in excess of the amount described in clauses (i) and (ii) hereof, as the proceeds of a sale of the corresponding assets by MPLX GP, Logistics or Holdings, as applicable, to MPLX to the extent any other exception to the “disguised sale” rules under Section 707 of the Code and the Treasury Regulations thereunder are inapplicable.

The Parties agree to act at all times in manner consistent with the U.S. federal income tax treatment as set forth in this Section 12.5, including disclosing the distribution of the Cash Consideration in accordance with the requirements of Section 1.707-3(c)(2) of the Treasury Regulations.

12.6    Conflicts. In the event of a conflict between the provisions of this Article 12 and any other provision of this Agreement, the provisions of this Article 12 shall control.

ARTICLE 13
[Intentionally Left Blank]

ARTICLE 14
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ARTICLE 15
FURTHER ASSURANCES

15.1    Each of the Parties, from time to time, upon the reasonable request of another, shall execute, acknowledge or deliver or cause to be executed, acknowledged or delivered in proper form, such instruments, documents, certifications and further assurances and take such further action as may be necessary or appropriate to carry out the purposes of this Agreement and the transactions contemplated hereunder.

ARTICLE 16
CLOSING

The Closing of this Agreement shall be conducted as follows, with the performance of the Parties to be mutually dependent, and all transfers deemed to have taken place simultaneously:

16.1    Closing. The Closing of the transactions contemplated by this Agreement shall occur on March 1, 2017, (the “Closing Date”). The transactions contemplated by this Agreement shall be effective as of the Effective Time.
16.2    [Intentionally Left Blank]
16.3    [Intentionally Left Blank]
16.4    Deliveries by Logistics to MPLX. At Closing, Logistics shall deliver to MPLX:
(a)    a Contribution and Assumption Agreement substantially in the form of Exhibit 2, duly executed by Logistics;
(b)    appropriate resolutions and other similar documents of Logistics, to fully implement this Agreement;

(c)    a properly executed certificate of Logistics certifying that Logistics is not a “foreign person” within the meaning of Section 1445 of the Code; and

(d)    each other document or instrument specified in or as may be reasonably required by this Agreement.

16.5    Deliveries by MPLX to Logistics. At Closing, MPLX shall deliver to Logistics:

(a)    the Logistics Cash Consideration,

(b)    a Contribution and Assumption Agreement substantially in the form of Exhibit 2, duly executed by MPLX;

(c)    appropriate resolutions and other similar documents of MPLX, to fully implement this Agreement; and

(d)    each other document or instrument specified in or as may be reasonably required by this Agreement.

16.6    Deliveries by Holdings to MPLX. At Closing, Holdings shall deliver to MPLX:

(a)    a Contribution and Assumption Agreement substantially in the form of Exhibit 3, duly executed by Holdings;

(b)    appropriate resolutions and other similar documents of Holdings, to fully implement this Agreement; and

(c)    a properly executed certificate of Holdings certifying that Holdings is not a “foreign person” within the meaning of Section 1445 of the Code; and

(d)    each other document or instrument specified in or as may be reasonably required by this Agreement.

16.7    Deliveries by MPLX to Holdings. At Closing, MPLX shall deliver to Holdings:

(a)    the Holdings Cash Consideration,

(b)    a Contribution and Assumption Agreement substantially in the form of Exhibit 3, duly executed by MPLX;

(c)    appropriate resolutions and other similar documents of MPLX, to fully implement this Agreement; and

(d)    each other document or instrument specified in or as may be reasonably required by this Agreement.

16.8    Deliveries by MPLX GP to MPLX. At Closing, MPLX GP shall deliver to MPLX:
(a)    a Contribution and Assumption Agreement substantially in the form of Exhibit 4, duly executed by MPLX GP;

(b)    appropriate resolutions and other similar documents of MPLX GP, to fully implement this Agreement;

(c)    a properly executed certificate of MPLX GP certifying that MPLX GP is not a “foreign person” within the meaning of Section 1445 of the Code; and

(d)    each other document or instrument specified in or as may be reasonably required by this Agreement.

16.9    Deliveries by MPLX to MPLX GP. At Closing, MPLX shall deliver to MPLX GP:
(a)    the MPLX GP Cash Consideration,

(b)    a Contribution and Assumption Agreement substantially in the form of Exhibit 4, duly executed by MPLX;

(c)    appropriate resolutions and other similar documents of MPLX, to fully implement this Agreement; and

(d)    each other document or instrument specified in or as may be reasonably required by this Agreement.

16.10    Issuance of Issued Units. No later than the fifth (5th) business day following the Closing, MPLX shall issue (a) the Logistics Issued Units and deliver to Logistics evidence (reasonably satisfactory to Logistics) of such number of Common Units, (b) the Holdings Issued Units and deliver to Holdings evidence (reasonable satisfactory to Holdings) of such number of Common Units, and (c) the MPLX GP Issued Units and deliver to MPLX GP evidence (reasonably satisfactory to MPLX GP) of such number of GP Units and Common Units.
16.11    Amended Agreements. At or before the Closing, the following agreements will be executed and delivered:
(a)    the Third Amendment to Transportation Services Agreement between HST and Marathon Petroleum Company LP;

(b)    the Amended and Restated Transportation Services Agreement between HST and Marathon Petroleum Company LP for the Rio system;
(c)    the Second Amended and Restated Employee Services Agreement by and among Marathon Petroleum Logistics Services LLC, MPLX GP and Marathon Pipeline LLC;
(d)    the Third Amended and Restated Employee Services Agreement between Marathon Petroleum Logistics Services LLC and Terminals
(e)    the Third Amended and Restated Terminal Services Agreement between MPLX and Marathon Petroleum Company LP; and
(f)    the Third Amendment to the Storage and Services Agreement between Woodhaven and Marathon Petroleum Company LP.

ARTICLE 17
MISCELLANEOUS

17.1    Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective Parties and their permitted successors and assigns. A Party’s rights under this Agreement may not be assigned without the prior written consent of all other Parties, which consent may be withheld for any reason. Any purported assignment in violation of the foregoing shall be void ab initio.

17.2    Entire Understanding, Headings and Amendment.

(a)     This entire Agreement and the attached Annexes, Exhibits and Disclosure Schedules and all documents to be executed and delivered pursuant hereto constitute the entire understanding among the Parties, and supersede all previous agreements of any sort. Article headings are included only for purposes of convenience and shall not be construed as a part of this Agreement or in any way affecting the meaning of the provisions of this Agreement or its interpretation.

(b)     This Agreement may not be amended or modified orally and no amendment or modification shall be valid unless in writing and signed by the Parties; provided, any such amendment or modification must be approved by the Conflicts Committee.

17.3    Rights of Third Parties. This Agreement shall not be construed to create any lien or encumbrance on the MPCI Membership Interests, the Logistics Membership Interests, the Holdings Membership Interests, the MPLX GP Membership Interests, or any Common Units or GP Units or to create any express or implied rights in any persons other than the Parties, except as expressly provided with respect to the MPLX Indemnitees and the MPCI Indemnities in 0.

17.4    Notices. All notices shall be in writing and shall be delivered or sent by first-class mail, postage prepaid, overnight courier or by means of electronic transmission. Any notice sent shall be addressed as follows:

(a)	If to MPCI:

MPC Investment LLC
539 South Main Street
Findlay, Ohio 45840
Attn: President

With copy (which shall not constitute notice) to:

Marathon Petroleum Company LP
539 South Main Street
Findlay, Ohio 45840
Attn: General Counsel

(b)	If to MPLX:

MPLX LP
c/o MPLX GP LLC
200 East Terminals Street
Findlay, Ohio 45840
Attn: President

With copy (which shall not constitute notice) to:

MPLX GP LLC
200 East Terminals Street
Findlay, Ohio 45840
Attn: General Counsel

MPLX GP LLC
200 East Terminals Street
Findlay, Ohio 45840
Attn: Conflicts Committee Chairman

(c)	If to Logistics:

MPLX Logistics Holdings LLC
539 South Main Street
Findlay, Ohio 45840
Attn: President

With copy (which shall not constitute notice) to:

Marathon Petroleum Company LP
539 South Main Street

Findlay, Ohio 45840
Attn: General Counsel

(d)	If to Holdings:

MPLX Holdings Inc.
539 South Main Street
Findlay, Ohio 45840
Attn: President

With copy (which shall not constitute notice) to:

Marathon Petroleum Company LP
539 South Main Street
Findlay, Ohio 45840
Attn: General Counsel

(e)	If to MPLX GP:

MPLX GP LLC
200 East Terminals Street
Findlay, Ohio 45840
Attn: President

With copy (which shall not constitute notice) to:

MPLX GP LLC
200 East Terminals Street
Findlay, Ohio 45840
Attn: General Counsel

Any notice required hereunder shall be effective when sent if given in the manner set forth above.

17.5    Choice of Law; Mediation; Submission to Jurisdiction.

(a)     This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. EACH OF THE PARTIES AGREES THAT THIS AGREEMENT INVOLVES AT LEAST U.S. $100,000.00 AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXPRESS RELIANCE UPON 6 Del. C. § 2708. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY AGREES (i) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, AND (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH

PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS AND TO NOTIFY THE OTHER PARTIES OF THE NAME AND ADDRESS OF SUCH AGENT.

(b)     If the Parties cannot resolve any dispute or claim arising under this Agreement, then no earlier than ten (10) days nor more than sixty (60) days following written notice to the other Parties, any Party to such dispute or claim may initiate mandatory, non-binding mediation hereunder by giving a notice of mediation (a “Mediation Notice”) to the other Parties. In connection with any mediation pursuant to this Section 17.5(b), the mediator shall be jointly appointed by the Parties and the mediation shall be conducted in Findlay, Ohio unless otherwise agreed by the Parties. All costs and expenses of the mediator appointed pursuant to this Section 17.5(b) shall be shared equally and paid by the Parties. The then-current Model ADR Procedures for Mediation of Business Disputes of the Center for Public Resources, Inc., either as written or as modified by mutual agreement of the Parties, shall govern any mediation pursuant to this Section 17.5(b). In the mediation, each Party shall be represented by one or more senior representatives who shall have authority to resolve any disputes. If a dispute or claim has not been resolved within thirty (30) days after the receipt of the Mediation Notice by a Party, then any Party may refer the resolution of the dispute or claim to litigation.

(c)     Subject to Section 17.5(b), each Party agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, whether in tort or contract or at law or in equity, exclusively in any federal or state courts located in Delaware and (i) waives any objection to laying venue in any such action or proceeding in such courts; (ii) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over it; and (iii) agrees that, to the fullest extent permitted by law, service of process upon it may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address specified in Section 17.4. The foregoing consents to jurisdiction and service of process shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided herein and shall not be deemed to confer rights on any person other than the Parties.

17.6    Time of the Essence. Time is of the essence in the performance of this Agreement in all respects. If the date specified herein for giving any notice or taking any action is not a business day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a business day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a business day.

17.7    Waiver and Severability.

(a)     No waiver, either express or implied, by any Party hereto of any term or condition of this Agreement or right to enforcement thereof shall be effective, unless such waiver is in writing and signed by all Parties. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way adversely affect the rights of the Parties granting such waiver in any other respect or at any other time. The failure of any Party to exercise any rights or privileges under this Agreement shall not be construed as a waiver of any such rights or privileges under this Agreement. The rights and remedies provided in this Agreement are cumulative and, except as otherwise expressly provided in this Agreement, none is exclusive of any other or of any rights or remedies that any Party may hereunder or otherwise have at law or in equity.

(b)     Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

17.8    Costs and Expenses. Except as otherwise specifically provided in this Agreement, each Party will bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

17.9    Counterpart Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one agreement.

[Signature page follows.]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed the day and year first above written.

MPC Investment LLC

By:	/s/ Gary R. Heminger
Gary R. Heminger
President and Chief Executive Officer

MPLX Logistics Holdings LLC

By:	/s/ Timothy T. Griffith
Timothy T. Griffith
Vice President

MPLX Holdings Inc.

By:	/s/ Timothy T. Griffith
Timothy T. Griffith
Vice President

MPLX LP
By: MPLX GP LLC, its General Partner

By:	/s/ Donald C. Templin
Donald C. Templin
President

MPLX GP LLC

By:	/s/ Donald C. Templin
Donald C. Templin
President

[Signature Page to Membership Interests Contributions Agreement]

APPENDIX A
DEFINITION OF TERMS

Introductory Note--Construction. Whenever the context requires, the gender of all words used in the Agreement includes the masculine, feminine and neuter and terms defined in the singular have the corresponding meanings in the plural, and vice versa. Except as the Agreement otherwise specifies, all references herein to any law, are references to that law (and any rules and regulations promulgated thereunder), as the same may have been amended. The word “includes” or “including” means “including, but not limited to,” unless the context otherwise requires. The words “shall” and “will” are used interchangeably and have the same meaning. The words “this Agreement,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms in the Agreement refer to the relevant agreement as a whole and not any particular Section or Article in which such words appear. If a word or phrase is defined, its other grammatical forms have a corresponding meaning. Whenever the Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified. Time periods within or following which any payment is to be made or an act is to be done shall be calculated by excluding the day on which the time period commences and including the day on which the time period ends. Unless specifically provided for in this Agreement, the term “or” shall not be deemed to be exclusive. References to a person are also to its successors and/or permitted assigns, if any. All exhibits and annexes attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes. All references to currency in this Agreement shall be to, and all payments required under this Agreement shall be paid in, lawful currency of the United States.

Definitions.

“1933 Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

“Affiliate” means, as to any specified entity, any other entity that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified entity. For purposes of this definition, “control” of an entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether by contract or otherwise. Notwithstanding anything herein to the contrary, for the purposes of this Agreement, (a) MPLX and its subsidiaries shall be deemed not to be “Affiliates” of MPC, MPCI, Logistics, Holdings, MPLX GP or any of their other Affiliates, and (b) MPC, MPCI, Logistics and MPLX GP and their respective subsidiaries shall not be deemed “Affiliates” of MPLX and its subsidiaries.

“Agreement” has the meaning set forth in the preamble.

“Assets” means collectively the Hardin Assets, Woodhaven Assets and Terminals Assets.

“Blanchard” means Blanchard Terminals Company LLC, a wholly owned subsidiary of Terminals.

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“Businesses” means, collectively, the Hardin Business, Woodhaven Business and Terminals Business, each of which, individually, may be referred to herein as a “Business”.

“Cap” means the amount equal to twenty percent (20%) of the Total Value.

“Cash Consideration” has the meaning set forth in Section 3.3.

“Closing” means the consummation of the transactions contemplated by this Agreement.

“Closing Date” has the meaning set forth in Section 16.1.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commercially Reasonable Efforts” means efforts which are commercially reasonable under the relevant circumstances to enable a Party, directly or indirectly, to satisfy a condition to or otherwise assist in the consummation of a desired result and which do not require the performing Party to expend funds or assume obligations other than expenditures and obligations which are customary and reasonable in nature and amount in the context of a series of related transactions similar to the contemplated transactions.

“Common Unit” has the meaning set forth in the MPLX Partnership Agreement.

“Conflicts Committee” means the Conflicts Committee of the Board of Directors of MPLX GP LLC, the general partner of MPLX.

“Contract” means any contract, commitment, instrument, undertaking, lease, note, mortgage, indenture, settlement, Permit, or other legally binding agreement.

“Current Assets” means the current assets identified on the Financial Statements.

“Current Liabilities” means the current liabilities identified on the Financial Statements.

“Deductible” means the amount equal to one half of one percent (0.5%) of the Total Value.

“Effective Time” means 12:01 am local time in Findlay, Ohio on the Closing Date.

“Environmental Condition” means the existence of Hazardous Substances in or on the surface, soil, surface water or groundwater at, on or under the Real Property, or emanating or migrating from the Real Property to the real property or properties of another Person to the extent the levels of any such Hazardous Substances exceeds naturally occurring background levels in such areas.

“Environmental Laws” means any and all applicable federal, state or local law or statute, or regulations promulgated thereunder, together with any amendments thereto and all substitutions thereof, concerning the environment, preservation or reclamation of natural resources, natural

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resource damages, human health and safety, prevention or control of spills or pollution, or to the management (including without limitation generation, treatment, storage, transportation, arrangement for transport, disposal, arrangement for disposal or other handling), release or threatened release of Hazardous Substances, including without limitation, the Clean Water Act, also known as the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et. seq., the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et. seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et. seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et. seq., the Superfund Amendment and Reauthorization Act of 1986, Public Law 99- 499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 1101 et. seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et. seq., the Occupational Safety and Health Act, as amended, 29 U.S.C. § 655 and § 657, the Clean Air Act, 42 U.S.C, § 7401 et. seq., the Safe Drinking Water Act, 42 U.S.C. § 300f to § 300j-26, the Hazardous Materials Transportation Authorization Act of 1994, 49 U.S.C. § 5101 et. seq., the Atomic Energy Act of 1954 as amended, 42 U.S.C. §§ 2014, 2021(d), 2022, 2111, 2113 and 2114.

“Equity Interest” means capital stock, voting securities, partnership or membership interests or units (whether general or limited), and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of the issuing entity.

“Financial Advisor” means Jefferies LLC, the financial advisor to the Conflicts Committee.

“Financial Statements” means collectively the Hardin/Woodhaven Combined Financial Statements and Terminals Financial Statements.

“Fundamental Representations” has the meaning set forth in Section 4.3(a).

“Governmental Authority” means any federal, state, local, foreign, multi-national, supra-national, national, regional or other governmental agency, authority, administrative agency, regulatory body, commission, board, bureau, agency, officer, official, instrumentality, court or arbitral tribunal having governmental or quasi-governmental powers or any other instrumentality or political subdivision thereof; provided, however, that such term shall not include any entity or organization that is engaged in industrial or commercial operations and is wholly or partly owned by any government, to the extent that such entity or organization is acting in a commercial capacity.

“GP Unit” means “General Partner Unit” as such term is defined in the MPLX Partnership Agreement.

“Guilford” means Guilford County Terminal Company LLC.

“Guilford Equity Interests” means the thirty-five percent (35%) membership interests in Guilford held by Terminals.

“Guilford LLC Agreement” means the Member Agreement of Guilford dated June 30, 2000, as amended.

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“Hardin” has the meaning set forth in the recitals.

“Hardin Assets” means the assets of Hardin that comprise the Hardin Real Property, its personal property, both tangible and intangible, and its books and records.

“Hardin Business” means the business of providing pipeline transportation, unloading and storage services and operations for crude feedstock and refined petroleum products as historically conducted by MPCI and its Affiliates using the Hardin Assets and as conducted by Hardin from and after January 1, 2015.

“Hardin/Woodhaven Combined Financial Statements” has the meaning set forth in Section 5.20(a).

“Hardin LLC Agreement” means the Hardin Street Transportation Limited Liability Company Agreement dated May 22, 2014.

“Hardin Material Contract” means any Material Contract relating to the ownership or operation of the Hardin Business or the ownership, use or operation of the Hardin Assets.

“Hardin Membership Interests” means collectively the Logistics Hardin Membership Interests, the Holdings Hardin Membership Interests, the MPLX GP Hardin Membership Interests and the MPCI Hardin Membership Interests.

“Hardin Real Property” means the lands, both owned in fee and leased and any appurtenances thereto, upon which the Hardin Assets are situated.

“Hazardous Substance” means any substance, material or waste designated, regulated or classified as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law.

“Holdings” has the meaning set forth in the preamble.

“Holdings Cash Consideration” has the meaning set forth in Section 3.2.

“Holdings Hardin Membership Interests” has the meaning set forth in the recitals.

“Holdings Issued Units” has the meaning set forth in Section 3.2.

“Holdings Membership Interests” means collectively the Holdings Hardin Membership Interests, Holdings Woodhaven Membership Interests and Holdings Terminals Membership Interests.

“Holdings Terminals Membership Interests” has the meaning set forth in the recitals.

“Holdings Woodhaven Membership Interests” has the meaning set forth in the recitals.

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“HSR Act” means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indemnified Party” has the meaning set forth in Section 4.4.

“Indemnifying Party” has the meaning set forth in Section 4.4.

“Issued Units” has the meaning set forth in Section 3.3.

“Johnston” means Johnston County Terminals LLC.

“Johnston Equity Interests” means the fifty percent (50%) membership interests in Johnston held by Terminals.

“Johnston LLC Agreement” means the Members Agreement of Johnston dated January 1, 2000, as amended.

“Liens” means any security interest, lien, deed of trust, mortgage, pledge, charge, claim, restriction, easement, encumbrance or other similar interest or right.

“LLC Agreements” means collectively the Hardin LLC Agreement, the Woodhaven LLC Agreement and the Terminals LLC Agreement.

“Logistics” has the meaning set forth in the preamble.

“Logistics Cash Consideration” has the meaning set forth in Section 3.1.

“Logistics Hardin Membership Interests” has the meaning set forth in the recitals.

“Logistics Issued Units” has the meaning set forth in Section 3.1.

“Logistics Membership Interests” means collectively the Logistics Hardin Membership Interests, Logistics Woodhaven Membership Interests and Logistics Terminals Membership Interests.

“Logistics Terminals Membership Interests” has the meaning set forth in the recitals.

“Logistics Woodhaven Membership Interests” has the meaning set forth in the recitals.

“Losses” has the meaning set forth in Section 4.1(a).

“Material Adverse Effect” means any change, circumstance, effect or condition that is, or could reasonably be expected to be, individually or in the aggregate, materially adverse to (i) the business, financial condition, assets, liabilities or results of operations of the Hardin Business, the

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Woodhaven Business, the Terminals Business, or the Businesses taken as a whole; (ii) the ownership of the Membership Interests; or (iii) any Party’s ability to enter into or perform its obligations under this Agreement or to consummate the transactions contemplated hereby; provided, that the term “Material Adverse Effect” shall not include:

(A) any fact, change, effect, condition or event that:

(1) generally affects economic conditions in any of the markets or geographical areas in which the Businesses operate;

(2)     generally affects economic conditions or the financial, banking, currency or capital markets in general (whether in the United States or any other country or in any international market), including changes in (i) general financial or market conditions, (ii) currency exchange rates or currency fluctuations, (iii) prevailing interest rates or credit markets, and (iv) the price of commodities or raw materials used in the Businesses;

(3)     generally affect the industries in which the Businesses operate; or

(4)     result from national or international political or social actions or conditions, including the engagement by any country in hostilities, whether commenced before or after the date hereof, and whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack;

(B)     changes in Law, GAAP or other applicable accounting standards or interpretations thereof;

(C)     any failure to meet internal projections, public estimates or expectations with respect to the Businesses (it being understood that the underlying causes of such failure may be taken into consideration in determining whether a Material Adverse Effect has occurred); or

(D)     the announcement of, or the taking of any action contemplated by, this Agreement and the other agreements contemplated hereby; provided, however, that facts, changes, affects, conditions or events referred to in clauses (A)(1), (A)(2), (A)(3), (A)(4) and (B) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a Material Adverse Effect if and only to the extent such facts, changes, affects, conditions or events has had or would reasonably be expected to have a disproportionate effect on Hardin, Woodhaven, Terminals or the Businesses as compared to other companies operating in similar businesses.

“Material Contract” means any Contract (other than any Contract granting any Permits, servitudes, easements or rights-of-way) material to Hardin, Woodhaven or Terminals or to the ownership or operation of the Hardin Business, the Woodhaven Business or the Terminals Business, or the ownership, use or operation of the Hardin Assets, the Woodhaven Assets or the Terminals Assets, which shall include (a) each Contract between Hardin, Woodhaven or Terminals, on the one hand, and MPCI or an Affiliate thereof, on the other hand; (b) each Contract that provides for a

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limit on the ability of Hardin, Woodhaven or Terminals to compete in any line of business or in any geographic area during any period of time after the Closing; (c) each Contract evidencing indebtedness, whether secured or unsecured, including all loan agreements, line of credit agreements, indentures, mortgages, promissory notes, agreements concerning long and short-term debt, together with all security agreements or other lien documents related to or binding on Hardin, Woodhaven and Terminals or any of the Assets; (d) each guarantee of the payment or performance by any other Person of any obligation whatsoever; and (e) each Contract for the purchase or acquisition of any material asset or business, or any Equity Interest in, any Person, or for the sale, lease, loan, exchange or other disposition of any material assets, to which Hardin, Woodhaven or Terminals is a Party or involving any of the Assets.

“Mediation Notice” has the meaning set forth in Section 17.5(b).

“Membership Interests” means collectively the Logistics Membership Interests, the Holdings Membership Interests, the MPLX GP Membership Interests and MPCI Membership Interests.

“MPC” means Marathon Petroleum Corporation

“MPCI” has the meaning set forth in the preamble.

“MPCI Indemnitees” has the meaning set forth in Section 4.2.

“MPCIF” has the meaning set forth in Section 11.1(a).

“MPC Tax Group” means the affiliated group of corporations within the meaning of Section 1504 of the Code which files a consolidated United States federal income Tax Return and as to which Marathon Petroleum Corporation, a Delaware corporation, is the common parent, and, in the case of any combined or unitary Tax Return, the group of corporations filing such Tax Return that includes MPCI.

“MPLX” has the meaning set forth in the preamble.

“MPLX GP” has the meaning set forth in the preamble.

“MPLX GP Cash Consideration” has the meaning set forth in Section 3.3.

“MPLX GP Hardin Membership Interests” has the meaning set forth in the recitals.

“MPLX GP Issued Common Units” has the meaning set forth in Section 3.3.

“MPLX GP Issued GP Units” has the meaning set forth in Section 3.3.

“MPLX GP Issued Units” has the meaning set forth in Section 3.3.

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“MPLX GP Membership Interests” means collectively the MPLX GP Hardin Membership Interests, MPLX GP Woodhaven Membership Interests and MPLX GP Terminals Membership Interests.

“MPLX GP Terminals Membership Interests” has the meaning set forth in the recitals.

“MPLX GP Woodhaven Membership Interests” has the meaning set forth in the recitals.

“MPLX Indemnitees” has the meaning set forth in Section 4.1(a).

“MPLX Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of MPLX dated October 31, 2016, including any and all amendments thereof.

“NYSE” means the New York Stock Exchange.

“Parties” and “Party” have the meaning set forth in the preamble.

“Partnership Debt” has the meaning set forth in the recitals.

“Permit” means permits, licenses, certificates, orders, approvals, authorization, grants, consents, concessions, warrants, franchises and similar rights and privileges.

“Permitted Liens” means:

(i)     inchoate liens and charges imposed by law, Taxes, assessments, obligations under workers’ compensation, unemployment insurance or other social welfare legislation or other requirements, charges or levies of any Governmental Authority, in each case not yet delinquent and that will be paid by Hardin, Woodhaven or Terminals, in the ordinary course of business, or the validity or amount of which is being contested in good faith by Hardin Woodhaven and Terminals; provided, that Hardin, Woodhaven or Terminals shall be responsible for, and shall promptly pay when due, including any interest and penalties, all amounts finally determined to be owed that are the subject of such contest;

(ii)     easements, servitudes, leases, rights-of-way and other rights, exceptions, reservations, conditions, limitations, covenants and other restrictions or encumbrances that are recorded in the public records or reflected on the final survey, and in all cases that do not materially interfere with or impact MPLX’s intended use of the Assets;

(iii)     defects or irregularities in title to the Real Property which do not materially (A) diminish the value of any of the Real Property or (B) interfere with the ordinary conduct of business or the use of any of the Real Property;

(iv)     any liens consisting of (A) statutory landlord’s liens under leases which Hardin, Woodhaven or Terminals is a party or other liens on leased property reserved in leases thereof for rent or for compliance with the terms of such leases; (B) rights reserved to or vested in any

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Governmental Authority to control or regulate any property of Hardin, Woodhaven or Terminals or to limit the use of such property in any manner which does not materially impair the use of such property; (C) obligations or duties to any Governmental Authority with respect to any franchise, grant, license, lease or permit and the rights reserved or vested in any Governmental Authority to terminate any such franchise, grant, license, lease or permit or to condemn or expropriate any property; or (D) zoning or other land use or Environmental Laws and ordinances of any Governmental Authority, in each case that arise in the ordinary course of business and that do not interfere with the ordinary conduct of the business by Hardin, Woodhaven or Terminals at such property; provided, that Hardin, Woodhaven and Terminals shall be responsible for, and shall promptly pay when due, including any interest and penalties, all amounts finally determined to be owed that are the subject of such contest; and

(v)     liens of carriers, warehousemen, mechanics, laborers and material men and similar charges that arise in the ordinary course of business, and that are either not filed of record and not delinquent or that are filed of record but are being contested in good faith by Hardin, Woodhaven or Terminals; provided, that Hardin, Woodhaven and Terminals shall be responsible for, and shall promptly pay when due, including any interest and penalties, all amounts finally determined to be owed that are the subject of such contest.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, unlimited liability corporation, proprietorship, other business organization, trust, union, association or Governmental Authority.

“Plan” means, whether written or oral, each “employee benefit plan” within the meaning of Section 3(3) of ERISA (including “multiemployer plans” within the meaning of Section 3(37) of ERISA) and any and all employment, deferred compensation, change in control, severance, termination, loan, employee benefit, retention, bonus, pension, profit sharing, savings, retirement, welfare, incentive compensation, stock or equity-based compensation, stock purchase, stock appreciation, collective bargaining, fringe benefit, vacation, paid time off, sick leave or other similar agreements, plans, programs, policies, understandings or arrangements.

“Post-Closing Liabilities” means the liabilities which pertain to the ownership, operation or conduct of the Businesses or the Assets arising from any acts, omissions, events, conditions or circumstances that occur and are attributable to the period after the Effective Time; provided, however, that “Post-Closing Liabilities” shall not include (i) any Losses resulting from, related to, or arising out of the breach by MPC or any of its Affiliates of any Material Contract or any other Contract between MPC or any of its Affiliates on the one hand and MPLX or any of its Affiliates on the other hand; or (ii) any Losses for which MPLX or any of its Affiliates are entitled to reimbursement or indemnification from MPC or any of its Affiliates under this Agreement, any Material Contract or any other Contract between MPC or any of its Affiliates on the one hand and MPLX or any of its Affiliates on the other hand.

“Pre-Closing Liabilities” means (i) the liabilities which pertain to the ownership, operation or conduct of the Businesses or the Assets arising from any acts, omissions, events, conditions or circumstances that occur and are attributable to the period before the Effective Time, including any

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and all claims pending at the Effective Time, but excluding the current liabilities and the Long Term MPLX Project Revenue account (2282510 - LT Deferred Revenue/Gain-IC) identified on the Financial Statements or otherwise incurred since the date of the Financial Statements in the ordinary course of business consistent with past practices prior to the Closing Date; and (ii) any liabilities arising under the LLC Agreements or any other organizational documents of Hardin, Woodhaven or Terminals from any acts, omissions, events, conditions or circumstances that occur and are attributable to the period before the Effective Time, including any and all claims thereunder pending at the Effective Time.

“Real Property” means collectively the Hardin Real Property, the Woodhaven Real Property and the Terminals Real Property.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping or disposing of any Hazardous Substance into the environment.

“Tax” means (i) any and all federal, state, provincial, county, local or foreign taxes or levies of any kind and any and all other like assessments, customs, duties, imposts, charges or fees, including income, gross receipts, ad valorem, value added, excise, real property, personal property, escheat, asset, sales, use, franchise, license, payroll, transaction, capital, capital gains, net worth, withholding, estimated, social security, utility, workers’ compensation, severance, disability, wage, employment, production, unemployment compensation, occupation, premium, windfall profits, transfer, gains, alternative or add-on minimum, stamp, documentary, recapture, business license, business organization, environmental, profits, lease, or other taxes or other charges imposed by or on behalf or payable to any Governmental Authority, together with any interest, fines, penalties, assessments, or additions resulting from, attributable to, or incurred in connection with any of the foregoing (whether or not disputed) and (ii) any transferee or other secondary or non-primary liability or other obligations with respect to any item in clause (i) above, whether such liability or obligation arises by assumption, operation of law, contract, indemnity, guarantee, as a successor or otherwise.

“Tax Authority” means any Governmental Authority having jurisdiction over the payment or reporting of any Tax.

“Tax Items” has the meaning set forth in Section 12.4(a).

“Tax Losses” has the meaning set forth in Section 12.3(a).

“Tax Proceeding” means any action, audit, litigation or other proceeding for assessment or collection of Taxes.

“Tax Return” means any report, statement, form, return or other document or information required to be supplied to a Tax Authority in connection with Taxes.

“Terminals” has the meaning set forth in the recitals.

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“Terminals Assets” means the assets of Terminals that comprise the Terminals Real Property, its personal property, both tangible and intangible, and its books and records.

“Terminals Business” means the business of providing terminal services including the receipt, storage, transshipment, blending, additization, handling and redelivery of refined petroleum products historically conducted by MPCI and its Affiliates using the Terminals Assets and as conducted by Terminals from and after April 1, 2016.

“Terminals Financial Statements” has the meaning set forth in Section 5.22(a).

“Terminals LLC Agreement” means the Terminals Amended and Restated Limited Liability Company Agreement dated June 1, 2016.

“Terminals Material Contract” means any Material Contract relating to the ownership or operation of the Terminals Business or the ownership, use or operation of the Terminals Assets.

“Terminals Membership Interests” means collectively the Logistics Terminals Membership Interests, Holdings Terminals Membership Interests, MPLX GP Terminals Membership Interests and MPCI Terminals Membership Interests.

“Terminals Real Property” means the lands, both owned in fee and leased and any appurtenances thereto, upon which the Terminals Assets are located.

“Terminals Subsidiaries” means collectively Blanchard, Guilford and Johnston.

“Third Party Claim” has the meaning set forth in Exhibit 1.

“Total Value” means $2,015,000,000.

“Transaction Taxes” has the meaning set forth in Section 12.2.

“Woodhaven” has the meaning set forth in the recitals.

“Woodhaven Assets” means the assets of Woodhaven that comprise the Woodhaven Real Property, its personal property, both tangible and intangible, and its books and records.

“Woodhaven Business” means the business of providing storage of certain refined petroleum products as historically conducted by MPCI and its Affiliates using the Woodhaven Assets and as conducted by Woodhaven from and after January 1, 2015.

“Woodhaven LLC Agreement” means the Woodhaven Cavern LLC Limited Liability Company Agreement dated June 13, 2014.

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“Woodhaven Material Contract” means any Material Contract relating to the ownership or operation of the Woodhaven Business or the ownership, use or operation of the Woodhaven Assets.

“Woodhaven Membership Interests” means collectively the Logistics Woodhaven Membership Interests, the Holdings Woodhaven Membership Interests, the MPLX GP Woodhaven Membership Interests and the MPCI Woodhaven Membership Interests.

“Woodhaven Real Property” means the lands, both owned in fee and leased and any appurtenances thereto, upon which the Woodhaven Assets are located.

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Exhibit 1

(a) If any third party institutes any legal proceedings or asserts any claim or demand in respect of which indemnification is available under Section 4.1 or Section 4.2 of this Agreement, as applicable (a “Third Party Claim”), the Indemnified Party shall promptly give written notice of the assertion of the Third Party Claim to the Indemnifying Party; provided, however, that failure of the Indemnified Party to so notify the Indemnifying Party shall not release, waive or otherwise affect the Indemnifying Party’s obligations with respect to such claim, except to the extent the Indemnifying Party is prejudiced by such failure.

(b) Subject to the provisions of this Exhibit 1, the Indemnifying Party shall have the right, at its sole expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the Indemnified Party, and to defend against, negotiate, settle or otherwise deal with any Third Party Claim which relates to any Losses with respect to which it is subject to an indemnification obligation under this Agreement; provided that, in order to defend against, negotiate, settle or otherwise deal with any such Third Party Claim, the Indemnifying Party must first acknowledge in writing to the Indemnified Party its unqualified obligation to indemnify the Indemnified Party under this Agreement and provide to the Indemnified Party reasonable evidence that the Indemnifying Party has reasonably sufficient financial resources to enable it to fulfill its obligations under Article 4 and this Exhibit 1. Notwithstanding the immediately preceding sentence, the Indemnifying Party shall not have the right to defend against, negotiate, settle or otherwise deal with any Third Party Claim:

(i) if the Indemnified Party reasonably and in good faith believes that the Third Party Claim would reasonably be likely to be materially detrimental to the reputation, customer or supplier relations or future business prospects of the Indemnified Party or any of its Affiliates;

(ii) unless the Third Party Claim is solely for monetary damages (except where any non-monetary relief being sought is merely incidental to a primary claim for monetary damages on the part of the Indemnified Party);

(iii) if the Third Party Claim involves criminal allegations; or

(iv) if the Indemnifying Party fails to prosecute or defend, actively and diligently, the Third Party Claim.

(c)     If the Indemnifying Party elects to defend against, negotiate, settle or otherwise deal with any Third Party Claim, it shall within five (5) days of the Indemnified Party’s written notice of the assertion of such Third Party Claim (or sooner if the nature of the Third Party Claim so requires) notify the Indemnified Party of its intent to do so; provided that the Indemnifying Party must conduct its defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard. If the Indemnifying Party elects not to defend against, negotiate, settle or otherwise deal with any Third Party Claim; fails to notify the Indemnified Party of its election as provided in this Agreement; or contests its obligation to indemnify the Indemnified Party for Losses relating to such Third Party Claim under this Agreement, then the Indemnified Party may defend against, negotiate, settle or otherwise deal with such Third Party Claim. If the Indemnified Party defends any Third Party Claim, then the Indemnifying Party shall reimburse the Indemnified Party for the expenses of defending such Third Party Claim upon submission of periodic bills. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnified Party may participate, at his or its own expense, in the defense of such Third Party Claim; provided, however, that such Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if (i) so requested by the Indemnifying Party to participate or (ii) in the reasonable opinion of counsel to the Indemnified Party a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party that would make such separate representation advisable. Each party shall provide reasonable access to each other party to such documents and information as may reasonably be requested in connection with the defense, negotiation or settlement of any Third Party Claim; provided, however, that nothing in this Agreement shall require any party to disclose any documents, materials or other information that is subject to attorney-client privilege. Notwithstanding anything in this Exhibit 1 to the contrary, the Indemnifying Party shall not enter into any settlement of any Third Party Claim without the written consent of the Indemnified Party if such settlement (i) would create any liability of the Indemnified Party for which the Indemnified Party is not entitled to indemnification under this Agreement, (ii) would provide for any injunctive relief or other non-monetary obligation affecting the Indemnified Party, or (iii) does not include an unconditional release of the Indemnified Party from all liability and obligation in respect of the Third Party Claim.

(d) After any final decision, judgment or award is rendered by a Governmental Authority of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement is consummated, or the Indemnified Party and the Indemnifying Party have arrived at a mutually binding agreement, in each case with respect to a Third Party Claim, the Indemnified Party shall forward to the Indemnifying Party notice of any sums due and owing by the Indemnifying Party pursuant to this Agreement with respect to such matter, and the Indemnifying Party shall pay all of such remaining sums so due and owing to the Indemnified Party by wire transfer of immediately available funds within five (5) business days after the date of such notice.

Exhibit 2

CONTRIBUTION AND ASSUMPTION AGREEMENT

This Contribution and Assumption Agreement (this “Agreement”) is entered into as of March 1, 2017, by and between MPLX Logistics Holdings LLC, a Delaware limited liability company (“Logistics”), and MPLX LP, a Delaware limited partnership (“MPLX”), pursuant to that certain Membership Interests Contributions Agreement, dated March 1, 2017, to which Logistics and MPLX are parties (the “Contributions Agreement”). Capitalized terms used and not defined herein have the meanings given to such terms in the Contributions Agreement.

In accordance with Section 2.4 of the Contribution Agreement, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, Logistics hereby contributes, assigns, transfers, conveys and delivers the Logistics Membership Interests to MPLX, free and clear of all liens, and MPLX hereby unconditionally and absolutely acquires, accepts and assumes from Logistics the Logistics Membership Interests.

To have and to hold the Logistics Membership Interests unto MPLX, its successors and assigns, forever.

Notwithstanding anything herein to the contrary, nothing herein shall in any way vary the covenants, agreements, representations and warranties of any of the parties set forth in the Contributions Agreement. If there is a conflict between the provisions of the Contributions Agreement and the provisions of this Agreement, the provisions of the Contributions Agreement shall control.

This Agreement shall be binding upon, inure to the benefit of, and be enforceable by Logistics, MPLX and their respective successors and assigns. This Agreement may not be amended except by an instrument in writing authorized and signed by Logistics and MPLX.
In witness whereof, the parties have executed this Agreement as of the date set forth above.

MPLX Logistics Holdings LLC	MPLX LP
By: MPLX GP LLC, its General Partner

By:	By:

Name:	Name:
Title:	Title:

Exhibit 3

CONTRIBUTION AND ASSUMPTION AGREEMENT

This Contribution and Assumption Agreement (this “Agreement”) is entered into as of March 1, 2017, by and between MPLX Holdings Inc., a Delaware corporation (“Holdings”), and MPLX LP, a Delaware limited partnership (“MPLX”), pursuant to that certain Membership Interests Contributions Agreement, dated March 1, 2017, to which Holdings and MPLX are parties (the “Contributions Agreement”). Capitalized terms used and not defined herein have the meanings given to such terms in the Contributions Agreement.

In accordance with Section 2.5 of the Contribution Agreement, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, Holdings hereby contributes, assigns, transfers, conveys and delivers the Holdings Membership Interests to MPLX, free and clear of all liens, and MPLX hereby unconditionally and absolutely acquires, accepts and assumes from Holdings the Holdings Membership Interests.

To have and to hold the Holdings Membership Interests unto MPLX, its successors and assigns, forever.

Notwithstanding anything herein to the contrary, nothing herein shall in any way vary the covenants, agreements, representations and warranties of any of the parties set forth in the Contributions Agreement. If there is a conflict between the provisions of the Contributions Agreement and the provisions of this Agreement, the provisions of the Contributions Agreement shall control.

This Agreement shall be binding upon, inure to the benefit of, and be enforceable by Holdings, MPLX and their respective successors and assigns. This Agreement may not be amended except by an instrument in writing authorized and signed by Holdings and MPLX.

In witness whereof, the parties have executed this Agreement as of the date set forth above.

MPLX Holdings Inc.	MPLX LP
By: MPLX GP LLC, its General Partner

By:	By:

Name:	Name:
Title:	Title:

Exhibit 4

CONTRIBUTION AND ASSUMPTION AGREEMENT

This Contribution and Assumption Agreement (this “Agreement”) is entered into as of March 1, 2017, by and between MPLX GP LLC, a Delaware limited liability company (“MPLX GP”), and MPLX LP, a Delaware limited partnership (“MPLX”), pursuant to that certain Membership Interests Contributions Agreement, dated March 1, 2017, to which MPLX GP and MPLX are parties (the “Contributions Agreement”). Capitalized terms used and not defined herein have the meanings given to such terms in the Contributions Agreement.

In accordance with Section 2.6 of the Contributions Agreement, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, MPLX GP hereby contributes, assigns, transfers, conveys and delivers the MPLX GP Membership Interests to MPLX, free and clear of all liens, and MPLX hereby unconditionally and absolutely acquires, accepts and assumes from MPLX GP the MPLX GP Membership Interests.

To have and to hold the MPLX GP Membership Interests unto MPLX, its successors and assigns, forever.

Notwithstanding anything herein to the contrary, nothing herein shall in any way vary the covenants, agreements, representations and warranties of any of the parties set forth in the Contributions Agreement. If there is a conflict between the provisions of the Contributions Agreement and the provisions of this Agreement, the provisions of the Contributions Agreement shall control.

This Agreement shall be binding upon, inure to the benefit of, and be enforceable by MPLX GP, MPLX and their respective successors and assigns. This Agreement may not be amended except by an instrument in writing authorized and signed by MPLX GP and MPLX.

In witness whereof, the parties have executed this Agreement as of the date set forth above.

MPLX GP LLC	MPLX LP
By: MPLX GP LLC, its General Partner

By:	By:

Name:	Name:
Title:	Title: